                                                Filed pursuant to Rule 424(b)(5)
                                                      Registration No. 333-60134


             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 17, 2001

                                 $490,000,000
                         Principal Amount at Maturity
                            [CSX CORPORATION LOGO]
            Zero Coupon Convertible Debentures due October 30, 2021

                                ---------------
  The debentures are general unsecured unsubordinated obligations of CSX Corporation. The issue price represents an initial yield to maturity of 1.00% per annum, which will be reset (but not below 1.00% or above 3.00%) on October 30, 2007, October 30, 2011 and October 30, 2016. We will not pay interest on the debentures before maturity unless we elect to do so following a tax event. Instead, on October 30, 2021, the maturity date of the debentures, a holder will receive $1000 per debenture. We may elect to pay cash interest on the debentures in lieu of accreting interest on the debentures following a tax event.

  On or after October 30, 2008, we may redeem for cash all or part of the debentures that have not previously been converted or purchased at a price equal to the accreted value of the debentures up to but not including the date of redemption. Holders may require us to purchase all or part of their debentures on October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and October 30, 2016 at a price equal to the accreted value of the debentures up to but not including the date of purchase. We may choose to pay the purchase price on the first three purchase dates in cash, shares of our common stock or a combination of cash and shares of our common stock. We may pay the purchase price on the last two purchase dates in cash only. In addition, upon a change of control, each holder may require us to purchase for cash all or a portion of that holder's debentures.

  Holders may surrender their debentures for conversion into shares of our common stock at a conversion rate of 17.7461 shares of our common stock per debenture. This is equivalent to an initial conversion price of $46.16 per share, subject to adjustment in some events. Holders may surrender their debentures for conversion if any of the following conditions is satisfied:

  . if the closing sale price of our common stock for at least 20 trading days in the 30 trading day period ending on the trading day before the day of surrender is more than the applicable percentage (which will initially be 120% and will decline over the life of the debentures to 110% as described in this prospectus) of the accreted conversion price per share of our common stock at that preceding trading day;

  . if our senior long-term unsecured credit ratings are downgraded by Moody's
    Investors Service, Inc. to below Ba1 and by Standard & Poor's Rating Services to below BB+;

  . if we have called the debentures for redemption; or

  . upon the occurrence of specified corporate transactions.

  Our common stock issuable upon conversion of the debentures will be eligible for trading on The New York Stock Exchange on which our common stock is listed for trading under the symbol "CSX." On October 24, 2001, the closing price of our common stock as reported on The New York Stock Exchange was $33.57 per share. We do not plan to list the debentures on any securities exchange or to include them in any automated quotation system.

  The underwriters have an option to purchase a maximum of $73,500,000 aggregate principal amount at maturity of additional debentures to cover over-allotments, if any.

  Investing in the debentures involves risks. See "Risk Factors" on page S-11 of this prospectus supplement.

                                                    Underwriting   Proceeds to
                                         Price to   Discounts and      CSX
                                        Public(1)    Commissions  Corporation(1)
                                       ------------ ------------- --------------
Per Debenture......................... $     819.14  $    16.38    $     802.76
Total................................. $401,378,600  $8,026,200    $393,352,400

(1) Plus accreted value and accrued interest, if any, from October 30, 2001.

  Delivery of the debentures in book-entry form only will be made on or about October 30, 2001.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debentures or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                  Credit Suisse First Boston
            JPMorgan                                           Salomon Smith Barney
Goldman, Sachs & Co.     Morgan Stanley     BNY Capital Markets, Inc.     Mizuho International plc
PNC Capital Markets, Inc.  Scotia Capital  Tokyo-Mitsubishi International plc  Wachovia Securities

          The date of this prospectus supplement is October 24, 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Supplement
Special Note Regarding Forward-Looking Statements..........................  S-2
Where You Can Find More Information........................................  S-3
Summary....................................................................  S-5
Risk Factors............................................................... S-11
Ratio of Earnings to Fixed Charges......................................... S-12
Use of Proceeds............................................................ S-12
Price Range of Common Stock and Dividends.................................. S-13
Capitalization............................................................. S-14
Description of Debentures.................................................. S-15
Description of Common Stock................................................ S-33
Certain United States Federal Income Tax Considerations.................... S-34
Underwriting............................................................... S-40
Notice to Canadian Residents............................................... S-42
Legal Matters.............................................................. S-43

                                                                          Page
                                                                          ----
Prospectus
About This Prospectus....................................................   2
Where You Can Find More Information......................................   3
CSX Corporation..........................................................   4
CSX Capital Trust I......................................................   5
Forward-Looking Statements...............................................   6
Ratio of Earnings to Fixed Charges.......................................   6
Use of Proceeds..........................................................   7
Description of Debt Securities...........................................   8
Additional Terms of Subordinated Debt Securities.........................  21
Description of Trust Preferred Securities................................  23
Description of the Guarantee.............................................  32
Relationship Among the Trust Preferred Securities, the Guarantee and the
 Subordinated Debt Securities Held by the Trust..........................  35
Accounting Treatment.....................................................  36
Description of Capital Stock.............................................  36
Description of Depositary Shares.........................................  41
Description of Securities Warrants.......................................  42
Plan of Distribution.....................................................  43
Legal Opinions...........................................................  44
Experts..................................................................  44

                               ----------------

  This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the debentures we are offering and certain other matters relating to CSX Corporation. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the debentures we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the debentures in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus, including documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Estimates, forecasts and other forward-looking statements included, or incorporated by reference, in this prospectus are based on many assumptions about complex economic and operating factors with respect to industry performance, general business and economic conditions and other matters that cannot be predicted accurately and that are subject to contingencies over which CSX Corporation has no control. Forward-looking statements are subject to uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in those statements. The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements.

  Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

  . general economic or business conditions, either nationally or internationally, an increase in fuel prices, a tightening of the labor market or changes in demands of organized labor resulting in higher wages, or increased benefits or other costs or disruption of operations may adversely affect our businesses;

  . legislative or regulatory changes, including possible enactment of initiatives to re-regulate the rail industry, may adversely affect our businesses;

  . possible additional consolidation of the rail industry in the near future may adversely affect our operations and business; and

  . changes may occur in the securities and capital markets.

  You are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of CSX. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.

                      WHERE YOU CAN FIND MORE INFORMATION

  CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows CSX to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until CSX sells all of the debentures.

  . Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

  . Quarterly Reports on Form 10-Q and 10-Q/A for the fiscal quarters ended
    March 30, 2001 and June 29, 2001;

  . Current Reports on Form 8-K filed with the SEC on January 31, 2001, March
    12, 2001 and May 4, 2001; and

  . The description of CSX common stock contained in our Registration
    Statement on Form 8-B (File No. 1-8022) filed with the SEC on September 25, 1980; and the description of the Rights (described below) contained in our Registration Statement on Form 8-A (File No. 1-8022) filed with the SEC on May 29, 1998 and Form 8-A/A (File No. 1-8022) filed with the SEC on June 28, 2000.

  You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Stephen R. Larson, Vice President-- General Counsel and Corporate Secretary, CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number 1-804-782-1400.

  You should rely only on the information contained or incorporated by reference in this prospectus. CSX has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CSX will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information CSX previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                    SUMMARY

  The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and in the base prospectus. When used in this document, the terms "CSX," "we," "our" and "us" refer to CSX Corporation and our consolidated subsidiaries, unless otherwise specified. This summary highlights selected information from this prospectus supplement and the base prospectus to help you understand the debentures. You should carefully read this prospectus supplement and the base prospectus to understand fully the terms of the debentures, as well as the tax and other considerations that may be important to you in making a decision about whether to invest in the debentures. You should pay special attention to the "Risk Factors" section beginning on page S-8 of this prospectus supplement to determine whether an investment in the debentures is appropriate for you.

                                CSX Corporation

  CSX, headquartered in Richmond, Virginia, operates the largest rail network in the eastern United States and also provides intermodal, container shipping and international terminal services. CSX's goal, advanced at each of our business units, is to provide efficient, competitive transportation and related services for our customers and to deliver superior value to our shareholders. See "CSX Corporation" in the accompanying base prospectus for additional information concerning CSX. The principal executive offices of CSX are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number 1-804-782-1400.

Ratio of Earnings to Fixed Charges

                            For the Nine
                            Months Ended              For the Fiscal Years Ended
                         ------------------- --------------------------------------------
                         Sept. 28, Sept. 29, Dec. 29, Dec. 31, Dec. 25, Dec. 26, Dec. 27,
                           2001      2000      2000     1999     1998     1997     1996
                         --------- --------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges..........   1.7x      1.4x      1.4x     1.1x     1.7x     2.5x     3.9x

CSX Third Quarter Earnings

  On October 23, 2001, CSX reported third-quarter earnings from continuing operations of $100 million, or $0.47 per diluted share, up 69 percent from $59 million, or $0.28 per diluted share, in the same period a year ago. In the 2000 third quarter, CSX had an after tax gain of $365 million, or $1.73 per diluted share, from the sale of CSX's contract logistics business. Including discontinued operations and the gain, net earnings for the 2000 third quarter totaled $427 million, or $2.02 per diluted share.

  CSX earned $228 million, or $1.07 per diluted share, from continuing operations for the first nine months of 2001, compared with $132 million, or $0.62 per diluted share, for the same period in 2000.

Events of September 11, 2001


  In connection with the terrorist attacks of September 11, 2001, CSX is participating actively in industry task forces to identify and implement additional security measures. At the same time, the industry is working with governmental agencies, including the Federal Railroad Administration, and the Congress to coordinate our security efforts and to identify specific areas that may justify government participation.

  It is not possible to predict the effects of the terrorist attacks and subsequent developments related to those attacks, particularly their impact on the United States and international economies, or the impact, if any, on our future results of operations.

                                  The Offering

Debentures................  $490,000,000 aggregate principal amount at maturity
                            ($563,500,000 aggregate principal amount at maturity if the underwriters exercise their over-allotment option in full) of our Zero Coupon Convertible Debentures due October 30, 2021, subject to an upward adjustment as described below.

Issue Price...............  Each debenture will initially be offered to investors at an issue price of $819.14 per debenture and with a principal amount at maturity of $1,000, subject to a possible upward adjustment in the event there is a reset in the yield to maturity.

Maturity..................  October 30, 2021.

Yield to Maturity.........  The debentures will accrete in value such that the initial yield to maturity will be 1.00% per annum, which will be reset on October 30, 2007, October 30, 2011 and October 30, 2016 to a rate per annum equal to the interest rate payable 120 days before that reset date on 5-year United States Treasury Notes minus 2.80%. In no event, however, will the yield to maturity be reset below the initial rate per annum or above 3.00% per annum. If a reset results in an increased yield to maturity, the increased yield to maturity will accrete and will be payable at maturity, redemption or the purchase date.

Interest..................  We will not pay cash interest on the debentures unless we elect to do so following a tax event as described below. We will compute accretion (1) for each full semi-annual period ending on October 30 and April 30 of each year, on the basis of a 360-day year comprised of twelve 30-day months, (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for any period shorter than one month, on the basis of the actual number of days elapsed.

Optional Conversion to
Semi-Annual Coupon
Debentures upon a Tax
Event.....................  From and after the occurrence of a tax event, at our option, cash interest will accrue on each debenture from the date on which we exercise our option at a rate per annum equal to the yield to maturity then in effect in respect of the debentures on the restated principal amount of each debenture (i.e., the accreted value of the debenture to the date we exercise our option). The cash interest rate will also be subject to the same reset provisions described above under "Yield to Maturity."

                            Cash interest will be computed (1) for each full semi-annual period, on the basis of a 360-day year comprised of twelve 30-day months, (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for any period shorter than one month, on the basis of the actual number of days elapsed. Cash interest will initially accrue from the date we exercise our option and thereafter from the last date to which cash interest has been paid or duly provided and will be payable semi-annually on the interest payment dates of October 30 and April 30 of each year to the holders of record at the close of business on October 15 and April 15, respectively, immediately preceding the interest payment dates. If we elect to accrue cash interest upon a tax event, the redemption price, purchase price and change of control purchase price will be adjusted as described in this prospectus supplement. However, there will be no changes in a holder's conversion rights.

Conversion Rights.........  For each debenture surrendered for conversion, a holder will initially receive 17.7461 shares of our common stock which is the equivalent to an initial conversion price of $46.16 per share of our common stock based on the issue price of the debentures. The initial conversion rate will be adjusted for reasons specified in the senior indenture, but will not be adjusted for accretion. Upon conversion, a holder will not receive any cash payment representing accretion on the debentures. Instead, accretion on the debentures will be deemed paid by the common stock received by the holder on conversion.

                            Holders may convert their debentures at any time into shares of our common stock if any of the following conditions is satisfied:

                               . the closing sale price of our common stock
                                 for at least 20 trading days in the 30
                                 trading day period ending on the trading day before the date of conversion is more than the applicable percentage (which will initially be 120% and will decline by 0.50% on each anniversary of the date of original issue of the debentures over the life of the debentures to 110%) of the accreted conversion price per share of our common stock at that preceding trading day;

                               . our senior long-term unsecured credit ratings
                                 are downgraded by Moody's Investors Service, Inc. to below Ba1 and by Standard & Poor's Rating Services to below BB+;

                               . the debentures have been called for
                                 redemption (until the close of business on the business day before the redemption date); or

                               . if we make a significant distribution to
                                 holders of our common stock or if we are a party to specified consolidations, mergers or transfers or leases of all or substantially all of our assets.

                            The ability to surrender debentures for conversion will expire at the close of business on the date of maturity of the debentures, unless the debentures previously have been redeemed or purchased.

Exchange in Lieu of
Conversion................  We have the option to designate a financial institution to which debentures surrendered for conversion by a holder of debentures will be initially offered by the conversion agent for exchange in lieu of our converting those debentures. In order to accept debentures surrendered for conversion, the designated institution must agree to exchange for those debentures a number of shares of our common stock equal to the number of shares the holder of those debentures would receive upon conversion, plus cash for any fractional shares. If the designated institution declines to accept for exchange any debentures in whole or in part, or if the designated institution agrees to accept any debentures for exchange but does not timely deliver the related shares of our common stock and cash, those debentures or parts of debentures will be converted.

Ranking...................  The debentures will be our general unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The senior indenture governing the debentures does not limit the amount of indebtedness (including additional senior indebtedness) or lease obligations incurred by CSX.

Sinking Fund..............  None.

Redemption of Debentures
at Our Option.............  We may redeem all or a portion of the debentures for cash at any time on or after October 30, 2008, at a redemption price equal to the accreted value of the debentures up to but not including the date of redemption. "Accreted value" for a debenture means, as of any date, the sum of the issue price of the debenture and the accretion in value on the debenture based on the yield to maturity from time to time in effect from the date of issuance up to but not including the redemption date.
Purchase of Debentures at
the Option of the
Holder....................  Holders may require us to purchase all or a portion of their debentures on October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and
                            October 30, 2016, at a purchase price equal to the accreted value of the debentures up to but not including the purchase date. We may elect to pay the purchase price on the first three purchase dates in cash, shares of our common stock or a combination of cash and common stock. We may pay the purchase price on the last two purchase dates in cash only.

Change of Control.........  If a change of control (as defined in this prospectus supplement) occurs, each holder of debentures will have the right, at the holder's option, to require us to purchase for cash all or a portion of that holder's debentures at a purchase price equal to the accreted value of the debentures up to but not including the change of control purchase date (as defined in this prospectus supplement).

Events of Default.........  If there is an event of default on the debentures, an amount equal to the accreted value (or, if applicable, the restated principal amount upon the occurrence of a tax event) of the debentures, in respect of the debentures, may be declared immediately due and payable.

Trading...................  We do not plan to list the debentures on any securities exchange or to include them in any automated quotation system. Our common stock issuable upon conversion of the debentures will be eligible for trading on The New York Stock Exchange under the symbol "CSX."

Use of Proceeds...........  CSX expects to use substantially all of the net proceeds of this offering to redeem $400 million aggregate principal amount of our floating rate medium-term notes and/or to refinance a portion of our outstanding commercial paper. The balance, if any, will be used for general corporate purposes.

DTC Eligibility...........  The debentures will initially be issued in book-
                            entry form and will be represented by one or more permanent global certificates deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in those securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and those interests may not be exchanged for certificated securities, except in limited circumstances.

United States Federal
Income Tax
Considerations............  We will treat the debentures as indebtedness subject to the United States Treasury regulations governing contingent payment debt instruments. Each holder will agree, for United States federal income tax purposes, to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 5.93%, which is the rate comparable to the rate at which we have determined we would borrow on a non-contingent, non-convertible borrowing with terms and conditions otherwise comparable to the debentures (including the level of subordination, term, timing of payments and general market conditions). Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis at that rate, with the result that the holder will recognize taxable income without the receipt of any cash payment while the debentures are outstanding. A holder will also recognize gain or loss on the sale, exchange, conversion or redemption of a debenture in an amount equal to the difference between the amount realized on the sale, exchange, conversion or redemption, including the fair market value of any common stock received upon conversion or otherwise, and the holder's adjusted tax basis in the debenture. Any gain recognized on the sale, exchange, conversion or redemption of a debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. However, there is some uncertainty as to the proper application of the Treasury regulations that govern contingent payment debt instruments to a holder of a debenture, and if our treatment were successfully challenged by the Internal Revenue Service, it might be determined that, among other differences, a holder should have accrued interest income at a lower rate, should not have recognized ordinary income upon the conversion, and should have recognized capital gain or loss rather than ordinary income or loss upon a taxable disposition of its debenture.

                            Holders should consult their tax advisors regarding the tax treatment of the debentures and whether a purchase of the debentures is advisable in light of the agreed upon tax treatment and the holder's particular tax situation.

Governing Law.............  The senior indenture is, and the debentures will be, governed by the laws of the State of New York.

                                  RISK FACTORS

  You should consider carefully, in addition to the other information contained in this prospectus supplement and the base prospectus, the following factors before purchasing the debentures.

You should consider the United States federal income tax consequences of owning the debentures.

  While the proper tax treatment of a holder of the debentures is uncertain, we and each holder have agreed in the senior indenture to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments. Pursuant to this agreement, a holder will be required to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a non-contingent, non-convertible borrowing (5.93%). A holder will recognize taxable income without the receipt of any cash payment while the debentures are outstanding. In addition, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the debentures at a gain. See "Certain United States Federal Income Tax Considerations."

An active trading market for the debentures may not develop.

  The debentures comprise a new issue of securities for which there is currently no public market. We do not plan to list the debentures on any securities exchange or to include them in any automated quotation system. We cannot assure you that an active trading market for the debentures will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their debentures or the price at which holders of the debentures will be able to sell their debentures. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities.

We may not be able to raise the funds necessary to finance a change of control purchase.

  Upon the occurrence of specific kinds of change of control events occurring on or before October 30, 2021, holders of debentures may require us to purchase their debentures for cash. However, it is possible that we would not have sufficient funds at that time to make the required purchase of debentures. See "Description of Debentures--Purchase at Option of Holder Upon a Change of Control."

The value of the conversion rights associated with the debentures may be substantially lessened or eliminated if we are a party to a merger, consolidation or other similar transaction.

  If we are a party to a consolidation, merger or transfer or lease of all or substantially all of our assets pursuant to which our common stock would be converted into cash, securities or other assets, the debentures would become convertible solely into such cash, securities or other assets. As a result, the value of the conversion rights associated with the debentures may be substantially lessened or eliminated since you would no longer be able to convert your debenture into shares of our common stock. See "Description of Debentures--Conversion Rights--Conversion Rate and Delivery of Our Common Shares."

                       RATIO OF EARNINGS TO FIXED CHARGES

  CSX's consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

                           For the Nine
                           Months Ended              For the Fiscal Years Ended
                        ------------------- --------------------------------------------
                        Sept. 28, Sept. 29, Dec. 29, Dec. 31, Dec. 25, Dec. 26, Dec. 27,
                          2001      2000      2000     1999     1998     1997     1996
                        --------- --------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges
 (a)(b)(c)(d)..........   1.7x      1.4x      1.4x     1.1x     1.7x     2.5x     3.9x

--------
(a) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount, the interest portion of fixed rent expense, and undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.
(b) The year ended December 27, 1996 was before the acquisition of CSX's interests in Conrail Inc. and therefore does not include the increased interest expense incurred by CSX subsequent to that transaction.
(c) All periods' calculations have been restated to exclude from earnings the activities of CSX's contract logistics segment which was sold in September 2000.
(d) Pretax earnings for the years ended December 25, 1998 and December 31, 1999 include the effects of various non-recurring gains and charges. These items are summarized as follows:
    (1) A pretax loss of $360 million related to an impairment charge related to the sale of assets comprised of the international liner business of Sea-Land and certain container terminal facilities is included in the year ended December 31, 1999.
    (2) A pretax gain of $27 million from the sale of CSX's investment in Grand Teton Lodge Company, a wholly-owned subsidiary located in Jackson Hole, Wyoming, is included in the year ended December 31, 1999.
    (3) A pretax gain of $154 million primarily from the conveyance of CSX's barge subsidiary to a joint venture is included for the year ended December 25, 1998.
    (4) A restructuring credit of $30 million to reverse a charge taken in 1995 related to a restructuring plan is included for the year ended December 25, 1998.

    Excluding these items, the ratio of earnings to fixed charges for each of the periods indicated below would have been:



     Fiscal year ended December 31, 1999................................... 1.5x
     Fiscal year ended December 25, 1998................................... 1.4x

                                USE OF PROCEEDS

  CSX expects to use substantially all of the net proceeds from the sale to the debentures to:

  . redeem a portion of our outstanding floating rate medium-term notes, and/or

  . refinance a portion of our outstanding commercial paper.

  At September 28, 2001, CSX had $400 million of floating rate medium-term notes outstanding with maturities between February 11, 2002 and June 24, 2002 and interest rates ranging from 3.2% to 4.1%.

  At September 28, 2001, CSX had approximately $423 million of commercial paper outstanding. At September 28, 2001, the weighted average maturity of our outstanding commercial paper was approximately 33.1 days and the weighted average interest rate was approximately 3.6%.

  The balance, if any, of the net proceeds will be used for general corporate purposes, which may include capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at our major transportation units.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

  Our common stock is listed and traded on the New York Stock Exchange under the symbol "CSX." The following table sets forth the intra-day high and low sale prices per share of our common stock as quoted on the New York Stock Exchange and the cash dividends declared on our common stock for the periods indicated:

                                                          High   Low   Dividends
                                                         ------ ------ ---------
Fiscal 1999
First Quarter........................................... $45.50 $36.00   $.30
Second Quarter..........................................  53.94  36.81    .30
Third Quarter...........................................  51.63  41.44    .30
Fourth Quarter..........................................  43.56  28.81    .30

Fiscal 2000
First Quarter...........................................  33.44  20.25    .30
Second Quarter..........................................  24.56  19.50    .30
Third Quarter...........................................  27.63  21.00    .30
Fourth Quarter..........................................  27.69  20.06    .30

Fiscal 2001
First Quarter...........................................  34.11  24.81    .30
Second Quarter..........................................  40.20  31.60    .30
Third Quarter...........................................  41.30  25.44    .10
Fourth Quarter (through October 24).....................  35.98  29.37    .10

  On October 24, 2001, the last reported sale price of our common stock as reported on the New York Stock Exchange was $33.57 per share.

  We pay quarterly dividends on our common stock on or about the 15th of March, June, September and December, when declared by the board of directors, to shareholders of record approximately three weeks earlier. On July 11, 2001 our board of directors announced that the regular quarterly dividend payable September 14, 2001, to shareholders of record as of August 24, 2001, would be reduced to $0.10 per share. We had paid a regularly quarterly dividend of $0.30 per share since the fourth quarter of 1997. The dividend action brought CSX's annual dividend yield generally in line with leading United States railroads and affords more financial flexibility to reduce debt, increase cash flows and pursue other measures to increase shareholder value.

                                 CAPITALIZATION

  The following table sets forth our unaudited capitalization as of September 28, 2001:

  . on an actual basis; and

  . as adjusted to give effect to the issuance of the debentures being offered and the anticipated application of the net proceeds from their sale.

  This table should be read in conjunction with our financial statements, related notes and the other information included or incorporated by reference in the base prospectus or this prospectus supplement.

                                                                 September 28,
                                                                      2001
                                                                ----------------
                                                                           As
                                                                Actual  Adjusted
                                                                ------- --------
                                                                 (in millions)
   Long-term debt, including current portion................... $ 6,635 $ 6,242
   Zero coupon convertible debentures due 2021.................     --      401
                                                                ------- -------
   Total long-term debt........................................   6,635   6,643
                                                                ------- -------
   Shareholders' equity
   Common stock, par value $1 per share........................     213     213
   Other capital...............................................   1,485   1,485
   Retained earnings...........................................   4,415   4,415
                                                                ------- -------
   Total shareholders' equity..................................   6,113   6,113
                                                                ------- -------
   Total capitalization........................................ $12,748 $12,756
                                                                ======= =======

                           DESCRIPTION OF DEBENTURES

  Set forth below is a description of the specific terms of the debentures. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the base prospectus and the senior indenture. The debentures are "senior debt securities" as described in the base prospectus. If the description of the debentures in this prospectus supplement differs from the description of the debt securities in the base prospectus, the description in this prospectus supplement supersedes the description in the base prospectus.

  The debentures will be issued under a senior indenture dated as of August 1, 1990 between CSX and The Chase Manhattan Bank, as trustee (the "trustee"), as amended and supplemented, including the supplemental indenture pertaining to the debentures. The statements under this caption relating to the senior indenture and the debentures are summaries and do not purport to be complete. These summaries make use of a number of terms defined in the senior indenture and are qualified in their entirety by express reference to the senior indenture. The terms of the debentures will also include those made a part of the senior indenture by reference to the Trust Indenture Act of 1939. For purposes of this description of the debentures, the terms "CSX," "we," "us" and "our" mean only CSX Corporation and not our subsidiaries.

General

  The debentures will be our general unsecured unsubordinated obligations and will be limited to an initial aggregate principal amount at maturity of $490,000,000 ($563,500,000 aggregate principal amount at maturity if the underwriters' over-allotment option is exercised in full), subject to an upward adjustment as described below. The debentures will initially be offered at an issue price to investors of $819.14 per debenture and with an initial principal amount at maturity of $1,000 per debenture.

  The debentures are being offered at a substantial discount from their principal amount at maturity. We will not pay cash interest on the debentures unless we elect to do so following a Tax Event as described under "--Tax Event" below. However, the debentures will accrue original issue discount while they remain outstanding. Original issue discount is the difference between the issue price and the principal amount at maturity of a debenture (which is subject to an upward adjustment in the event of a reset of the yield to maturity). Original issue discount will be calculated on a semi-annual bond equivalent basis at the yield to maturity of the debentures each semi-annual period ending on October 30 and April 30 of each year, (1) for any semi-annual period, using a 360-day year comprised of twelve 30-day months, (2) for any period shorter than a full semi-annual period, using a 30-day month and (3) for any period shorter than one month, using the actual number of days elapsed. The expected issue date for the debentures and the commencement date for the accrual of original issue discount will be October 30, 2001.

  The debentures will accrete in value such that the initial yield to maturity will be 1.00% per annum. The principal amount at maturity of each debenture may exceed $1,000 in the event there is a reset in the yield to maturity to a rate in excess of 1.00% per annum. The debentures will mature on October 30, 2021 unless earlier redeemed at our option, converted into our common stock at the option of the holder or repurchased by us at the option of the holder.

  On October 30, 2007, October 30, 2011 and October 30, 2016, the yield to maturity on the debentures will be reset to a rate per annum equal to the interest rate payable 120 days before that reset date on 5-year United States Treasury Notes minus 2.80%. However, in no event will the yield to maturity be reset below the initial rate per annum or above 3.00% per annum. If a reset results in an increased yield to maturity, the increased yield to maturity will accrete and will be payable at maturity, redemption or the purchase date.

  See "--Book-Entry, Delivery and Form" below and "Description of Debt Securities--Form, Exchange, Registration and Transfer" in the base prospectus for information regarding the form, documents and mechanics for transferring the debentures.

Ranking; Holding Company Structure

  The debentures will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX.

  The debentures are obligations exclusively of CSX. CSX is a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debentures, are largely dependent upon the earnings of those subsidiaries.

  Because CSX is a holding company, the debentures will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of CSX's subsidiaries. Therefore, CSX's rights and the rights of our creditors, including the holders of the debentures, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of that subsidiary's creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments impose limitations on CSX and our subsidiaries on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Conversion Rights

 General

  Holders may surrender debentures at any time for conversion into shares of our common stock at an initial conversion rate of 17.7461 shares of common stock per debenture (subject to adjustment as described below) if any of the following conditions is satisfied:

  . if the closing sale price of our common stock for at least 20 trading days in the 30 trading day period ending on and including the trading day before the day of surrender is more than the applicable percentage of the accreted conversion price per share of our common stock at that preceding trading day;

  . if our senior long-term unsecured credit rating is downgraded by Moody's to below Ba1 and by S&P to below BB+;

  . if we have called the debentures for redemption; or

  . upon the occurrence of specified corporate transactions.

  We describe each of these conditions in greater detail below.

 Conversion Upon Satisfaction of Market Price Condition

  Holders may surrender debentures for conversion into shares of our common stock if the closing sale price of our common stock on the principal national or regional securities exchange on which our common stock is listed, or if our common stock is not so listed, on the Nasdaq Stock Market or other automated quotation system on which our common stock is quoted, for at least 20 trading days in a period of 30 consecutive trading days ending on and including the trading day before the day of surrender, exceeds the applicable percentage of the accreted conversion price per share of our common stock on that preceding trading day. The "applicable percentage" will initially be 120% and will decline by 0.50% on each anniversary of the date of original issue of the debentures over the life of the debentures to 110% on the stated maturity of the debentures. The "accreted conversion price" per share of our common stock as of any day equals the quotient of the accreted value of a debenture, divided by the number of shares of our common stock issuable upon conversion of that debenture on that day.

 Conversion Upon a Ratings Downgrade

  If at any time Moody's has downgraded our senior long-term unsecured credit rating to below Ba1 and S&P has downgraded our senior long-term unsecured credit rating to below BB+, then, so long as both of those downgrades are in effect, holders may surrender their debentures for conversion into our common stock.

 Conversion Upon Notice of Redemption

  A holder may surrender for conversion a debenture called for redemption at any time before the close of business on the business day before the redemption date, even if it is not otherwise convertible at that time. If a holder has already delivered a purchase notice with respect to a debenture, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the purchase notice in accordance with the senior indenture. The holder may not convert debentures called for redemption after the close of business on the business day preceding the date fixed for redemption, unless we default in payment of the redemption price.

 Conversion Upon Specified Corporate Transactions

  Even if the market price contingency described above under "--Conversion Upon Satisfaction of Market Price Condition" has not occurred, if we elect to distribute to all holders of our common stock:

  . rights, warrants or options (excluding rights governed by our shareholder rights plan) specified in the senior indenture entitling them to purchase shares of common stock for a period expiring within 60 days after the record date for that distribution at less than the current market price (as defined below) of our common stock calculated as of the earlier of the record date or the ex-dividend time for that distribution; or

  . cash, debt securities (or other evidence of indebtedness) or other assets
    (excluding dividends or distributions described in the first and third bullet points in the description below of adjustments to the conversion rate under the caption "--Conversion Rate and Delivery of Our Common Shares"), which distribution has a per share value exceeding 15% of the current market price of our common stock as of the trading day immediately preceding the declaration date for that distribution, we must notify the holders of debentures at least 20 days before the ex-dividend date for that distribution. Once we have given that notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day before the ex-dividend date or our announcement that the distribution will not take place. Holders of debentures will not be permitted to surrender their debentures for conversion in connection with a distribution described in the bullet points above if holders of debentures are to participate in the transaction without conversion on the same basis as holders of our common stock.

  The "market price" of our common stock on any date means the average of the closing sale prices of our common stock for the five trading day period ending on and including the third business day (if the third business day before that date is a trading day or, if not, then on the last trading day immediately before the third business day before that date) before that date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of those trading days during that five trading day period and ending on and including that date, of specified events with respect to our common stock that would result in an adjustment of the conversion rate.

  The "closing sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date (or if that date is not a trading day, on the trading day immediately preceding that date) as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or other automated quotation system on which our common stock is then listed.

  A "trading day" means each day on which the securities exchange or quotation system which is used to determine the closing sale price is open for trading or quotation.

  In addition, if we are party to a consolidation, merger or transfer or lease of all or substantially all of our assets pursuant to which our common stock would be converted into, or into the right to receive, cash, securities or other assets, a holder may surrender debentures for conversion at any time beginning 15 days before the anticipated effective date of the transaction until 15 days after the actual effective date of that transaction. If we are a party to a consolidation, merger or transfer or lease of all or substantially all of our assets pursuant to which our common stock is converted into, or into the right to receive, cash, securities or other assets, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert it into, or into the right to receive, as applicable, the kind and amount of cash, securities or other property which the holder would have received if the holder had converted that holder's debenture immediately before the transaction (assuming, in a case in which our shareholders may exercise rights of election, that a holder of debentures would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount of cash, securities or other property received per share by a plurality of nonelecting shares). If the transaction also constitutes a "change of control," as defined below, the holder can require us to purchase all or a portion of that holder's debentures as described under "--Purchase at Option of Holder Upon a Change of Control."

 Conversion Rate and Delivery of Our Common Shares

  The initial conversion rate is 17.7461 shares of our common stock per debenture, subject to adjustment upon the occurrence of certain events described below. This is the equivalent to an initial conversion price of $46.16 per share of our common stock based on the issue price of the debentures. You may convert fewer than all of your debentures so long as the debentures converted are in multiples of $1,000 principal amount at maturity. A holder of a debenture otherwise entitled to a fractional share will receive a cash payment based on the closing sale price for our common stock on the trading day immediately before the conversion date. No payment or adjustment will be made for accretion (including any interest accrued for United States federal income tax purposes) on a converted debenture or for dividends or distributions on any of our common stock issued upon conversion of a debenture. Our delivery to the holder of the fixed number of shares of our common stock into which the debenture is converted, together with any cash payment for fractional shares, will be deemed to satisfy our obligation to pay the accreted value (including any interest accrued for United States federal income tax purposes) of the debenture and the accrued and unpaid cash interest, if any, attributable to the period from the issue date to the conversion date. As a result, the accretion (including any interest accrued for United States federal income tax purposes) on the debenture and the accrued and unpaid cash interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

  If a holder surrenders debentures for conversion after we have elected to pay cash interest upon the occurrence of a tax event and during the period after any interest record date and before the corresponding interest payment date, the holder must pay us the cash interest, if any, payable on those debentures, unless they have been called for redemption on a redemption date within the period or on the interest payment date. The holder may not convert debentures called for redemption after the close of business on the business day preceding the date fixed for redemption, unless we default in payment of the redemption price.

  We will adjust the conversion rate for:

  . dividends or distributions on shares of our common stock payable in shares of our common stock or other capital stock of CSX;

  . subdivisions, combinations or reclassifications of our common stock specified in the senior indenture;

  . distributions to all holders of our common stock of rights, warrants or options (excluding rights governed by our shareholder rights plan) specified in the senior indenture entitling them to purchase shares of common stock for a period expiring within 60 days after the record date for that distribution at less than the current market price of our common stock calculated as of the earlier of the record date or the ex-dividend time for that distribution; and

  . distributions (other than the dividends and distributions described in, or expressly excluded from, the bullet points above) to all holders of our common stock of our assets or debt securities or certain rights to purchase our securities, but excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount of those cash dividends or other cash distributions per share exceeds 5% of the current market price of our common stock on the day preceding the date of declaration of that dividend or other distribution.

  We will not adjust the conversion rate, however, if holders of debentures are to participate in the transaction without conversion on the same basis as a holder of our common stock, or in other cases specified in the senior indenture. We will not adjust the conversion rate for accretion on the debentures.

  We will not adjust the conversion rate as a result of:

  . the distribution of separate certificates representing rights under our shareholder rights plan;

  . the exercise or redemption of those rights in accordance with the rights agreement; or

  . the termination or invalidation of those rights.

  See "Description of Capital Stock--Shareholder Rights Plan" for a discussion of the rights and our shareholder rights plan.

  No adjustment in the conversion rate will be required unless that adjustment would require a change of at least 1% in the conversion rate then in effect; provided that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment. From time to time, we may voluntarily increase the conversion rate for a period of at least 20 days.

  If we are a party to a consolidation, merger or transfer or lease of all or substantially all of our assets pursuant to which our common stock would be converted into, or into the right to receive, cash, securities or other assets, each debenture would become convertible into the cash, securities or other property receivable by a holder of the number of shares of our common stock into which that debenture was convertible immediately before that transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the debentures in the future. For example, if CSX were acquired in a cash merger, each debenture would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

  Holders of the debentures may be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of:

  . a taxable distribution to holders of our common stock that results in an adjustment of the conversion rate; or

  . an increase in the conversion rate at our discretion.

See "Certain United States Federal Income Tax Considerations--United States Holders--Constructive Dividends."

  The right of conversion attaching to any debenture may be exercised:

  . if that debenture is represented by a global debenture, by book-entry transfer to the conversion agent through the facilities of DTC, or

  . if that debenture is represented by a certificated debenture, by delivery of that debenture at the specified office of the conversion agent,

accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent.

  The conversion date will be the date on which the debenture and all of the items required for conversion have been so delivered and the requirements for conversion have been met. A holder delivering a debenture for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.

  The number of full shares of our common stock into which any debenture is converted, together with any cash payment for fractional shares, will be delivered as soon as practicable following the conversion date. For a discussion of the United States federal income tax treatment of a holder receiving shares of our common stock upon conversion, see "Certain United States Federal Income Tax Considerations--United States Holders--Sale, Exchange, Conversion or Redemption."

  If we exercise our option to restate the principal amount at maturity of the debentures following a tax event, the holder will be entitled on conversion to receive the same number of shares of our common stock that holder would have received if we had not exercised our option. See "--Tax Event." If a holder surrenders debentures for conversion:

  . after we have exercised our option to pay cash interest instead of accreting interest following a tax event, and

  . during the period after any interest record date and before the corresponding interest payment date,

the holder must pay us the cash interest, if any, payable on those debentures, unless they have been called for redemption on a redemption date within the period or on the interest payment date.

 Exchange In Lieu of Conversion

  We have the option to designate a financial institution to which debentures surrendered for conversion by a holder of debentures will be initially offered by the conversion agent for exchange in lieu of our converting the debentures. When a holder surrenders debentures for conversion, the conversion agent will cause the debentures first to be offered to a financial institution chosen by us for exchange in lieu of conversion. We expect that when the debentures are convertible, the designated institution will submit to the conversion agent a non-binding offer to accept debentures surrendered for conversion. In order to accept debentures surrendered for conversion, the designated institution must agree to exchange for those debentures a number of shares of our common stock equal to the number of those shares the holder of those debentures would receive upon conversion, plus cash for any fractional shares. If the institution accepts any of those debentures, it will deliver the appropriate number of shares of our common stock, plus cash for any fractional shares, to the holder who surrendered the debentures. The designation of an institution to which debentures may be submitted for exchange does not require the institution to accept any debentures from the conversion agent. If the designated institution declines to accept any debentures in whole or in part, those debentures or parts of debentures will be converted into shares of our common stock at the close of business on the business day following the business day on which the debentures are surrendered for conversion. If the designated institution agrees to accept any debentures for exchange but does not promptly deliver the related common shares, the debentures will be converted and the shares of our common stock will be delivered. Any debentures accepted for exchange by the designated institution will remain outstanding until maturity or until redeemed, converted or purchased by us at the option of the holder.

  We anticipate that we will initially designate Credit Suisse First Boston Corporation as the institution to which offers described above will be made, although we may change this designation at any time.

Maturity; Redemption of Debentures at Our Option Before Maturity

  We must repay the debentures at their stated maturity on October 30, 2021, at a price equal to the accreted value of the debentures up to but not including the stated maturity, unless earlier redeemed by us, purchased by us at your option, or converted.

  Beginning on October 30, 2008, we may redeem the debentures at our option, in whole at any time, or in part from time to time, for cash at a redemption price equal to the accreted value for the debentures up to but not including the date of redemption. We will give not less than 15 days nor more than 60 days notice of redemption by mail to holders of debentures.

  The table below shows redemption prices of a debenture on October 30, 2008, at each following October 30 before maturity and at maturity on October 30, 2021, assuming that neither a reset of the yield to maturity nor a tax event occurs. These prices reflect the issue price of a debenture plus the accretion in value on that debenture, based on the yield to maturity from time to time in effect. The redemption price of a debenture redeemed between those dates will include any additional increase in the accreted value since the immediately preceding redemption date set forth below up to but not including the redemption date.

                                                     (2)
                                                 Accretion in         (3)
                                       (1)        Value from      Redemption
    Redemption Date                Issue Price Date of Issuance Price (1) + (2)
    ---------------                ----------- ---------------- ---------------
   October 30, 2008...............   $819.14       $ 59.24         $  878.38
   October 30, 2009...............    819.14         68.05            887.19
   October 30, 2010...............    819.14         76.94            896.08
   October 30, 2011...............    819.14         85.92            905.06
   October 30, 2012...............    819.14         95.00            914.14
   October 30, 2013...............    819.14        104.16            923.30
   October 30, 2014...............    819.14        113.42            932.56
   October 30, 2015...............    819.14        122.77            941.91
   October 30, 2016...............    819.14        132.21            951.35
   October 30, 2017...............    819.14        141.75            960.89
   October 30, 2018...............    819.14        151.38            970.52
   October 30, 2019...............    819.14        161.11            980.25
   October 30, 2020...............    819.14        170.94            990.08
     At maturity..................   $819.14       $180.86         $1,000.00

  If the principal amount at maturity of the debentures has been restated following the occurrence of a tax event, we must repay the debentures at their stated maturity at a price equal to the restated principal amount plus accrued and unpaid cash interest, if any. In that event, the debentures will be redeemable at a redemption price equal to the restated principal amount of the debentures plus accrued and unpaid cash interest, if any, up to but not including the date of redemption. See "--Tax Event." If the redemption date is on or after an interest record date but on or before the related interest payment date, cash interest, if any, will be paid to the holder who was the record holder on the relevant record date.

  Holders may convert debentures or portions of debentures called for redemption even if the market price contingency described under "--Conversion Rights" has not occurred, until the close of business on the business day before the redemption date.

  If we redeem less than all of the outstanding debentures, the trustee will select the debentures to be redeemed on a pro rata basis in principal amounts at maturity of $1,000 (which $1,000 amount is subject to an upward adjustment) or integral multiples of $1,000 (or that increased amount). If a portion of a holder's debentures is selected for partial redemption and the holder converts a portion of the debentures, the converted portion will be deemed to be the portion selected for redemption.

Purchase of Debentures at the Option of the Holder

  On October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and October 30, 2016, each holder may require us to purchase any outstanding debentures for which that holder has properly delivered and not withdrawn a written purchase notice, subject to additional conditions specified in the senior indenture. Holders may submit their debentures for purchase to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the fifth business day before the purchase date.

  We will purchase each outstanding debenture for which that holder has properly delivered and not withdrawn a written purchase notice at a purchase price equal to the accreted value of that debenture up to but not including the purchase date.

  The purchase price of a debenture as of each of the purchase dates (assuming that neither a reset of the yield to maturity nor a tax event occurs) will be:

                                                                       Purchase
       Purchase Date                                                    Price
       -------------                                                   --------
     October 30, 2003................................................. $835.65
     October 30, 2006.................................................  861.03
     October 30, 2008.................................................  878.38
     October 30, 2011.................................................  905.06
     October 30, 2016.................................................  951.35

  We may, at our option, elect to pay the purchase price on the first three purchase dates (October 30, 2003, October 30, 2006 and October 30, 2008) in cash or shares of our common stock valued at the market price (as defined below) or any combination thereof. See "--Election to Pay Purchase Price in Shares of Our Common Stock." We may pay the purchase price on the last two purchase dates (October 30, 2011 and October 30, 2016) in cash only.

  If before a purchase date the principal amount at maturity of the debentures has been restated following the occurrence of a tax event, the purchase price for the debentures being purchased will be equal to the restated principal amount of those debentures plus accrued and unpaid cash interest, if any, up to but not including the purchase date. See "--Tax Event." If the purchase date is on or after an interest record date but on or before the related interest payment date, cash interest, if any, will be paid to the holder who was the record holder on the relevant record date.

  For a discussion of the tax treatment of a holder receiving cash, shares of common stock or any combination of cash and shares of common stock on the purchase of debentures, see "Certain United States Federal Income Tax Considerations--United States Holders--Sale, Exchange, Conversion or Redemption."

 Required Notices and Procedure

  If we choose to pay the purchase price for the debentures, in whole or in part, in shares of our common stock, we will be required to give notice on a date not less than 20 business days before each purchase date to all holders at their addresses shown in the register of the registrar (which will initially be the trustee), and to beneficial owners as required by applicable law, stating, among other things:

  . the purchase price per debenture;

  . whether we will pay the purchase price for the debentures in common stock or any combination of cash and common stock, specifying the applicable percentages of each;

  . the method for calculating the market price of our common stock; and

  . the procedures that holders must follow to require us to purchase their debentures.

  If we choose to pay the purchase price entirely in cash, no notice will be given by CSX.

  The purchase notice given by each holder electing to require us to purchase debentures must be given so as to be received by the paying agent no later than the close of business on the fifth business day before the purchase date and must state:

  . the certificate numbers of the holder's debentures to be delivered for purchase or, if those debentures are not in certificated form, appropriate DTC procedures;

  . the aggregate principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount) of debentures to be purchased, in multiples of $1,000;

  . that the debentures are to be purchased by us pursuant to the applicable provisions of the debentures; and

  . for the first three purchase dates, if we elect, pursuant to the notice we are required to give, to pay any or all of the purchase price in shares of our common stock, but instead must pay the purchase price entirely in cash because one or more of the conditions to payment of any or all of the purchase price in our common stock (described below in "-- Election to Pay Purchase Price in Shares of Our Common Stock") is not satisfied before the close of business on the purchase date, whether that holder elects:

   . to withdraw the purchase notice as to some or all of the debentures to which it relates, stating the principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount) and certificate numbers of the debentures as to which that withdrawal shall relate or, if those debentures are not in certificated form, appropriate DTC procedures; or

   . to receive cash in that event in respect of the entire purchase price for all debentures or portions of debentures subject to that purchase notice.

  If the holder fails to indicate in the purchase notice and in any written notice of withdrawal a choice with respect to the election described in the fourth bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire purchase price for all debentures subject to the purchase notice in those circumstances. For a discussion of the tax treatment of a holder receiving cash instead of shares of common stock, see "Certain United States Federal Income Tax Considerations--United States Holders--Sale, Exchange, Conversion or Redemption."

  A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the second business day before the purchase date. The notice of withdrawal must state:

  . the certificate numbers of the debentures being withdrawn or, if those debentures are not in certificated form, appropriate DTC procedures;

  . the aggregate principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount) of the debentures being withdrawn; and

  . the aggregate principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount), if any, of the debentures that remains subject to the purchase notice.

  Payment of the purchase price for a debenture for which a purchase notice has been delivered and not validly withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the debenture will be made promptly following the later of the purchase date or the time of book-entry transfer or physical delivery of the debenture.

  If the paying agent holds money or securities sufficient to pay the purchase price of a debenture on the business day following the purchase date in accordance with the senior indenture, then, immediately after the purchase date, the debenture will cease to be outstanding, the debenture will cease to accrete in value (or, if the debentures have been converted to interest-bearing debentures following a tax event, interest will cease to accrue) whether or not book-entry transfer is made or the debenture is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the purchase price upon book-entry transfer or delivery of the debenture.

  Under the senior indenture, we will not be permitted to purchase any debentures at the option of holders if an event of default described under "--Events of Default" below has occurred and is continuing.

  In connection with any purchase offer, we will, to the extent applicable:

  . comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, and

  . file Schedule TO or any other required schedule under the Exchange Act.

 Election to Pay Purchase Price in Shares of Our Common Stock

  For the first three purchase dates, if we elect to pay the purchase price, in whole or in part, in shares of our common stock, the number of shares of common stock to be delivered by us will be equal to the portion of the purchase price to be paid in shares of common stock divided by the market price.

  We will pay cash based on the closing sale price for all fractional shares of common stock in the event we elect to deliver shares of common stock in payment, in whole or in part, of the purchase price.

  Because the market price of our common stock is determined before the applicable purchase date, holders of debentures bear the market risk with respect to the value of our common stock to be received from the date that market price is determined to that purchase date. We may pay the purchase price or any portion of the purchase price in our common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

  Simultaneously with the delivery of our notice that we have elected to pay the purchase price for the debentures, in whole or in part, in shares of our common stock, we will disseminate a press release containing information concerning the determination of the actual number of shares of our common stock issuable upon purchase of the debentures through two national news services. We may also publish this information on our Web site or through any other public medium that we may use at that time.

  Our right to purchase debentures, in whole or in part, with shares of our common stock is subject to our satisfying various conditions, including:

  . the listing of those shares of our common stock on the principal United
    States national or regional securities exchange on which our common stock is then listed or, if not so listed, on the Nasdaq Stock Market or other automated quotation system on which our common stock is then quoted;

  . the registration of our common stock under the Securities Act and the Exchange Act, if required; and

  . any necessary qualification or registration under applicable state securities laws or the availability of an exemption from that qualification and registration.

  If those conditions are not satisfied with respect to a holder before the close of business on the purchase date, we will pay the purchase price of the debentures of that holder entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the debentures once we have given the notice that we are required to give to holders of debentures, except as described in the first sentence of this paragraph.

  Our delivery to the holder of cash and/or shares of our common stock in payment of the purchase price for a debenture, together with any cash payment for fractional shares, will be deemed to satisfy our obligation to pay the accreted value (including any interest accrued for United States federal income tax purposes) of the debenture and accrued and unpaid cash interest, if any, attributable to the period from the issue date to the purchase date. As a result, the accretion (including any interest accrued for United States federal income tax purposes) on the debenture and the accrued and unpaid cash interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

Purchase at Option of Holder Upon a Change of Control

  If a change of control (as defined below) occurs, each holder of debentures will have the right, at that holder's option, to require us to purchase all or any portion of that holder's debentures that is an integral multiple of $1,000 principal amount at maturity (which $1,000 amount is subject to an upward adjustment), on the date (the "change of control purchase date") selected by us that is not less than 10 nor more than 30 days after the final surrender date (as defined below). The purchase price will be equal to the accreted value for those debentures up to but not including the change of control purchase date.

  If, before the change of control purchase date, we elect to restate the principal amount at maturity of the debentures following a tax event, the purchase price will be equal to the restated principal amount of the debentures plus accrued and unpaid cash interest, if any, up to but not including the change of control purchase date. See "--Tax Event."

  Unless we have previously called for redemption of all of the debentures, within 30 days after the occurrence of a change of control, we are obligated to deliver to the trustee and mail to all holders of record of the debentures a notice (the "company notice") describing, among other things, the occurrence of that change of control and of the purchase right arising as a result of that change of control. We must cause a copy of the company notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

  To exercise the purchase right, a holder of debentures must, on or before the date that is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the company notice (the "final surrender date"):

  . give irrevocable written notice of the holder's exercise of that right;
    and

  . surrender the debentures (if those debentures are represented by a global debenture, by book-entry transfer to the conversion agent through the facilities of DTC) with respect to which the right is being exercised, duly endorsed for transfer to us, at any place where principal is payable.

The submission of that notice together with those debentures pursuant to the exercise of a purchase right will be irrevocable on the part of the holder (unless we fail to purchase the debentures on the change of control purchase date) and the right to convert the debentures will expire upon that submission.

  A "change of control" means any of the following:

  . any person, including our affiliates and associates, other than CSX, our subsidiaries or our or their employee benefit plans, files a Schedule 13D or Schedule TO, or any successor schedule, form or report, under the Exchange Act, disclosing that that person has become the beneficial owner of 50% or more of the voting power of our common stock or other capital stock into which our common stock is reclassified or changed, subject to exceptions specified in the senior indenture; or

  . any share exchange, consolidation or merger is consummated pursuant to which our common stock would be converted into, or into the right to receive, cash, securities or other property, in each case other than any share exchange, consolidation or merger of CSX in which the holders of our common stock immediately before the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger, unless, in each case, at least 80% of the consideration, other than cash payments for fractional shares, in the transaction or transactions constituting the change of control, consists of shares of voting common stock of the person that are, or upon issuance will be, traded on a national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

  If a change of control were to occur, we may not have enough funds to pay the change of control purchase price. In addition, we may in the future incur other indebtedness with similar change of control provisions permitting holders of that indebtedness to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specified dates. The right to require us to purchase the debentures as a result of the occurrence of a change of control could create an event of default under our future senior indebtedness. Our failure to purchase the debentures when required will result in an event of default with respect to the debentures. The senior indenture does not permit us to waive our obligation to purchase debentures at the option of holders in the event of a change of control.

  The holders' right to require us to purchase the debentures upon the occurrence of a change of control could make more difficult or discourage a potential takeover of CSX and, thus, removal of incumbent management. The change of control purchase right, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock or to obtain control of CSX by means of a merger, tender offer, solicitation or otherwise. Instead, the change of control purchase feature is a standard term contained in other similar debt offerings and the terms of that feature have resulted from negotiations between us and the underwriters.

  We could in the future enter into transactions, including highly leveraged recapitalizations, that would not constitute a change of control and would, therefore, not provide the holders with the protection of requiring us to purchase the debentures.

  Under the senior indenture, we will not be permitted to purchase any debentures upon the occurrence of a change of control if an event of default described under "--Events of Default" below has occurred and is continuing.

  Rule 13e-4 under the Exchange Act requires the dissemination of specified information to security holders in the event of an issuer tender offer and may apply in the event that the purchase option becomes available to holders of the debentures. We will comply with this rule to the extent applicable at that time.

Tax Event

  From and after the date of the occurrence of a tax event (as defined below), we may elect to have cash interest accrue on the debentures. Cash interest would accrue at the rate per annum equal to the yield to maturity then in effect in respect of the debentures on a principal amount at maturity per debenture (the "restated principal amount") equal to the accreted value of the debentures on the date on which we exercise our option to have cash interest accrue on the debentures (the "option exercise date"). The cash interest rate will be subject to the reset provisions described under "--General."

  That cash interest will accrue from the option exercise date and will be payable in cash semi-annually on the interest payment dates of October 30 and April 30 of each year to holders of record at the close of business on October 15 or April 15, respectively, immediately preceding the interest payment date. Cash interest will be computed (1) for each full semi-annual period, on the basis of a 360-day year comprised of twelve 30-day months, (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for any period shorter than one month, on the basis of the actual number of days elapsed, and will initially accrue from the option exercise date and thereafter from the last date to which cash interest has been paid or duly provided.

  A "tax event" means that we have received an opinion from independent tax counsel experienced in those matters to the effect that, on or after the date of this prospectus supplement, as a result of:

  . any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority of, or in, the United States; or

  . any amendment to, or change in, an interpretation or application of those laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this prospectus supplement, there is more than an insubstantial risk that interest (including amounts reflecting accretion in value of the debentures) payable on the debentures either:

  . would not be deductible on a current accrual basis; or

  . would not be deductible under any other method,

in either case in whole or in part, by us (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

  Federal legislation has previously been proposed to change the tax law to defer the deduction of original issue discount on convertible debt instruments until the issuer pays the original issue discount. Congress did not enact those proposed changes. If a similar proposal were ever reintroduced, enacted and made applicable to the debentures in a manner that would limit our ability to either:

  . deduct the interest, including accrued interest, payable on the debentures on a current accrual basis; or

  . deduct the interest, including accrued interest, payable on the debentures under any other method for United States federal income tax purposes,

that enactment would result in a tax event and the terms of the debentures would be subject to modification at our option as described above.

  The modification of the terms of debentures by us upon a tax event, as described above, could possibly alter the timing of income recognition by holders of the debentures with respect to the semi-annual payments of cash interest due on the debentures after the option exercise date.

Events of Default

  The following are "events of default" under the debentures:

  . failure to pay interest, if any, on any debenture when due that continues for 30 days or more,

  . failure to pay principal of any debenture at maturity,

  . a default in the performance of any other covenants or agreements in the senior indenture that continues for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount at maturity of outstanding debentures, and

  . specified events involving bankruptcy, insolvency or reorganization of CSX.

  If any event occurs and is continuing that after notice or lapse of time would become an event of default and if it is known to the trustee, the trustee is required to mail to each holder of the debentures a notice of that event within 90 days after that event occurs. Except in the case of a default in payment of the principal of, or accrued interest, if any, on, any debenture, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debentures.

  If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount at maturity of outstanding debentures may declare an amount equal to the accreted value of the debentures (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount) to be immediately due and payable.

  If an event of default occurs and is continuing, the trustee will be required to exercise its powers with the degree of care and skill that a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

  Holders of the debentures may not enforce the senior indenture or debentures except as provided in the senior indenture. Subject to the provisions of the senior indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers under the senior indenture at the request or direction of any holders of the debentures, unless the holders shall have offered the trustee security or indemnity reasonably satisfactory to it. Subject to the indemnification provisions and limitations contained in the senior indenture, the holders of a majority in principal amount at maturity of the debentures at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. Those holders may waive any default except a default in payment of the principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following a tax event, the restated principal amount) or provisions of the senior indenture that cannot be modified or amended without the consent of all of the holders of the debentures. See "--Modification and Waiver."

  We are required to furnish the trustee annually with a certificate as to our compliance with the conditions and covenants provided for in the senior indenture.

Discharge

  The senior indenture provides that we may terminate our obligations with respect to all of the debt securities, including the debentures, issued under the senior indenture at any time by delivering all outstanding debt securities issued under the senior indenture to the trustee for cancellation if we have paid all sums payable by us under the senior indenture.

Covenants

  The senior indenture does not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The senior indenture does not contain provisions that would give a holder of the debentures the right to require CSX to repurchase the debentures in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring.

  Neither CSX nor our subsidiaries may create liens of any kind upon any stock or indebtedness of any principal subsidiary to secure any obligation of CSX (other than our senior debt securities), any subsidiary or any other person, unless all of our outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines "principal subsidiary" as CSX Transportation, Inc. The senior indenture does not prohibit the sale of any stock or indebtedness of any of our subsidiaries, including any principal subsidiary.

Merger and Consolidation

  We may, without the consent of the holders of any of the outstanding debentures, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized and existing under the laws of any domestic or foreign jurisdiction, provided that

  . the successor corporation assumes, by a supplemental indenture, our obligations on the debentures and under the senior indenture,

  . after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing, and

  . CSX delivers to the trustee an officer's certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the senior indenture and that all conditions precedent in the senior indenture relating to the transaction have been complied with.

Modification and Waiver

  Subject to exceptions summarized below, supplements of and amendments to the senior indenture or the debentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debentures and any existing default or compliance with any provisions may be waived with the consent of the holders of at least a majority in aggregate principal amount at maturity of the outstanding debentures.

  Without the consent of any holders of the debentures, we and the trustee may amend or supplement the senior indenture or the debentures, among other things, to cure any ambiguity or inconsistency, to provide for the assumption of our obligations to holders of the debentures, to make changes specified in the senior indenture with respect to conversion rights in case of a merger or acquisition otherwise in compliance with the senior indenture, or to make any change that does not adversely affect the rights of any holder of the debentures in any material respect.

  Without the consent of the holders of each debenture affected thereby, an amendment, supplement or waiver may not

  . change the stated maturity date of any debenture, or adversely affect the right to convert any debenture,

  . reduce the principal amount at maturity, restated principal amount, issue price, redemption price, purchase price or change of control purchase price of, or alter the manner or rate of accretion or accrual of cash interest, if any (or extend the time for payment of interest, if any), on any debenture,

  . change the currency for payment in respect of any debenture,

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debenture on or after the maturity date or a redemption date or purchase date, as applicable,

  . reduce the above stated percentage of outstanding debentures necessary to amend or supplement the senior indenture or waive defaults or compliance,

  . change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the senior indenture, or

  . modify (with specified exceptions) any provisions of the senior indenture relating to modification and amendment of the senior indenture or waiver of compliance with conditions and defaults under the senior indenture.

Concerning the Trustee

  The Chase Manhattan Bank, the trustee under the senior indenture, has been appointed by us as the initial paying agent, conversion agent and registrar with regard to the debentures. We may maintain deposit accounts, conduct other banking transactions and have other commercial relationships with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide us with banking and financial services in the ordinary course of their businesses.

  The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the senior indenture, or else resign.

Governing Law

  The senior indenture is, and the debentures will be, governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Delivery and Form

  We will initially issue the debentures in the form of one or more global securities. The global securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in a global security directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC. Debentures in definitive certificated form (called "certificated securities") will be issued only in the limited circumstances described below.

  DTC has advised us that it is:

  . a limited purpose trust company organized under the laws of the State of New York;

  . a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code; and

  . a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

  We expect that pursuant to procedures established by DTC, upon the deposit of the global securities with DTC, DTC will credit on its book-entry registration and transfer system the principal amount at maturity of debentures represented by those global securities to the accounts of participants. The accounts to be credited will be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

  Beneficial owners of interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold those beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

  So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by the global security for all purposes under the senior indenture and the debentures. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in a global security you will not be entitled to have the debentures represented by that global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debentures under that global security. We have been advised that under existing industry practice, if an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

  We will make payments on the debentures represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities. Neither we, the trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the respective global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global securities held through those participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debenture or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between those participants or indirect participants and the owners of beneficial interests in the global securities owning through those participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

  DTC has advised us that it will take any action permitted to be taken by a holder of debentures only at the direction of one or more participants to whose account the DTC interests in the global securities are credited and only in respect of that portion of the aggregate principal amount at maturity (or, if the principal amount at maturity of the debentures has been restated following the occurrence of a tax event, the restated principal amount) of debentures as to which that participant or those participants has or have given that direction. However, DTC will exchange that global security for certificated securities which it will distribute to its participants if

  . DTC notifies us that they are unwilling to be a depository for a global security or ceases to be a clearing agency,

  . CSX so elects and notifies the trustee or

  . there is an event of default under the debentures.

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

                          DESCRIPTION OF COMMON STOCK

  As of the date of this prospectus supplement, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. Our preferred stock is issuable in series, of which 3,000,000 shares of Series B Preferred Stock have been reserved for issuance under the Shareholders Rights Plan. As of September 28, 2001, 213,162,313 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding. CSX common stock is listed on the New York Stock Exchange under the symbol "CSX." For a description of our common stock and the Shareholder Rights Plan, see "Description of Capital Stock" in the base prospectus and our Amended and Restated Articles of Incorporation and the By-laws and the Rights Agreement, as amended, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which the base prospectus is a part.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

  This is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the debentures. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. We have not obtained nor do we intend to obtain a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of acquiring, owning or disposing of the debentures or common stock. This summary deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding debentures in a tax-deferred or tax-advantaged account, or persons holding debentures as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction or "constructive sale" or other integrated transaction for tax purposes, persons who own 10% or more of our voting power directly or indirectly, or United States Holders, as defined below, whose functional currency is not the United States dollar.

  We do not address all of the tax consequences that may be relevant to an investor in debentures. In particular, we do not address:

  . The United States federal income tax consequences to shareholders in, or beneficiaries of, an entity that is a holder of debentures;

  . The United States federal income tax consequences to partnerships or other entities classified as partnerships for United States federal income tax purposes;

  . The United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of debentures;

  . Any state, local or foreign tax consequences of the purchase, ownership or disposition of debentures; or

  . Any federal, state, local or foreign tax consequences of owning or disposing of the common stock into which the debentures are convertible.

  Accordingly, holders should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of the debentures and the common stock in light of their own circumstances.

  A United States Holder is a beneficial owner of the debentures who or which is:

  . A citizen or individual resident of the United States, as defined in section 7701(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code);

  . A corporation, including any entity treated as a corporation for United
    States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  . An estate if its income is subject to United States federal income taxation regardless of its source; or

  . A trust if

   . a United States court can exercise primary supervision over its administration and

   . one or more United States persons have the authority to control all of its substantial decisions.

Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996 and treated as United States persons before that date, may also be treated as United States Holders.

  A Non-United States Holder is a holder of debentures other than a United States Holder. We urge prospective investors that are Non-United States Holders to consult their own tax advisors regarding the United States federal income tax consequences of an investment in the debentures, including the application of United States federal withholding taxes.

  No statutory, administrative or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. No assurance can be given that the Internal Revenue Service, which we refer to as the IRS, will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

  We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the debentures and the common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Debentures

  We have received an opinion from our counsel, McGuireWoods LLP, that the debentures will be treated as indebtedness for United States federal income tax purposes and that the debentures will be subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations).

United States Holders

 Accrual of Interest on the Debentures

  Pursuant to the terms of the senior indenture, we and each holder of the debentures agree, for United States federal income tax purposes, to treat the debentures as debt instruments that are subject to the CPDI regulations. Pursuant to these regulations, United States Holders of the debentures will be required to accrue interest income on the debentures at the "comparable yield", as described below, regardless of whether the United States Holder uses the cash or accrual method of tax accounting. Accordingly, United States Holders will be required to include interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes.

  The CPDI regulations provide that a United States Holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period before and including the maturity date of the debentures that equals:

  . the product of

   . the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period; and

   . the comparable yield to maturity (as defined below) of the debentures, adjusted for the length of the accrual period;

  . divided by the number of days in the accrual period; and

  . multiplied by the number of days during the accrual period that the United States Holder held the debentures.

  A debenture's issue price is the first price at which a substantial amount of the debentures is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regards to any adjustments to interest accruals described below, with respect to the debentures.

  Based in part on the advice of McGuireWoods LLP, we intend to treat the term "comparable yield" as the annual yield we would pay, as of the initial issue date, on a fixed-rate, non-convertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures. Based in part on that advice, we intend to take the position that the comparable yield for the debentures is 5.93%, compounded semi-annually. The precise manner of calculating the comparable yield is not absolutely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule (as defined below) could differ materially from the projected payment schedule provided by us.

  The CPDI regulations require that we provide to United States Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as the projected payment schedule, on the debentures. This schedule must produce the comparable yield. The projected payment schedule includes an estimate for a payment at maturity taking into account the conversion feature.

  The comparable yield and the schedule of projected payments will be set forth in the senior indenture. United States Holders may also obtain the projected payment schedule by submitting a written request for that information to CSX Corporation, Attention: Corporate Secretary, One James Center, 901 East Cary Street, Richmond, Virginia 23219.

  The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a United States Holder's interest accruals and adjustments thereof in respect of the debentures for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the debentures.

  Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

 Adjustments to Interest Accruals on the Debentures

  If, during any taxable year, a United States Holder receives actual payments with respect to the debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the United States Holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of that excess. The United States Holder will treat a "net positive adjustment" as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year.

  If, during any taxable year, a United States Holder receives actual payments with respect to the debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the United States Holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of that deficit. This adjustment will

  . reduce the United States Holder's interest income on the debentures for that taxable year, and

  . to the extent of any excess after the application of that reduction, give rise to an ordinary loss to the extent of the United States Holder's interest income on the debentures during prior taxable years, reduced to the extent that interest was offset by prior net negative adjustments.

  If a United States Holder purchases debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The United States Holder must reasonably allocate the adjustment over the remaining term of the debentures by reference to the accruals of original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the debentures pro rata with the accruals of original issue discount at the comparable yield. Holders should consult their tax advisors regarding these allocations.

 Sale, Exchange, Conversion or Redemption

  Generally, the sale or exchange of a debenture, or the redemption of a debenture for cash, will result in taxable gain or loss to a United States Holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the debentures includes the receipt of stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our common stock by a United States Holder upon the conversion of a debenture, or upon the repurchase of a debenture at the option of a holder when we elect to pay in common stock, as a contingent payment under the CPDI regulations. Under this treatment, a conversion or a repurchase that includes payment in common stock will also result in taxable gain or loss to a United States Holder.

  The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between

  . the amount of cash plus the fair market value of any property received by the United States Holder, including the fair market value of any of our common stock received, and

  . the United States Holder's adjusted tax basis in the debentures.

  A United States Holder's adjusted tax basis in a debenture at any time will generally be equal to the United States Holder's original purchase price for the debenture, increased by any interest income previously accrued by the United States Holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments, as defined above, scheduled to have been made through that date. Gain recognized upon a sale, exchange, conversion or redemption of a debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

  A United States Holder's tax basis in our common stock received upon a conversion of a debenture or upon a United States Holder's exercise of a put right that we elect to pay in common stock will equal the then current fair market value of that common stock. The United States Holder's holding period for the common stock received may commence on the day immediately following the date of conversion or repurchase of a debenture. However, the matter is not entirely certain and holders may be entitled to include their holding period for the debenture as part of their holding period for the common stock received upon conversion (except where the common stock is delivered by the designated financial institution in exchange for a debenture surrendered for conversion) or repurchase with respect to some or all of the shares. Holders should consult their own tax advisors regarding the proper application of the holding period rules to their situation.

 Constructive Dividends

  If at any time we make a distribution of property to our shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures is increased, that increase may be deemed to be the payment of a taxable dividend to the holders of the debentures.

  For example, an increase in the conversion rate in the event of distribution of evidences of our indebtedness or our assets or an increase in the event of an extraordinary cash dividend will generally result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of share dividends or the distribution of rights to subscribe for common stock will not.

Treatment of Non-United States Holders

  All payments on the debentures made to a Non-United States Holder, including a payment in common stock pursuant to a conversion or repurchase of a debenture, and any gain realized on a sale or exchange of the debentures, will be exempt from United States federal income and withholding tax, provided that:

  . that Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in section 881(c)(3)(A) of the Code and with respect to the gain, is not an individual who is present in the United States for 183 days or more in the year of the sale, exchange or disposition of the debentures;

  . the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

  . those payments and gain are not effectively connected (or, with respect to the gain, deemed effectively connected by virtue of section 897 of the Code, if we became a United States real property holding corporation, or USRPHC, as described below) with the conduct by that Non-United States Holder of a trade or business in the United States, and where a tax treaty applies, are not attributable to a United States permanent establishment; and

  . our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

  A corporation is generally a USRPHC if more than 50% of its fair market value consists of U.S. real property interests. We believe that we are not a USRPHC for United States federal income tax purposes although we may become a USRPHC in the future. However, if a Non-United States Holder were deemed to have received a constructive dividend (see "--United States Holders--Constructive Dividends" above), the Non-United States Holder will generally be subject to United States withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

  The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name, address and any other information the form may require.

  If a Non-United States Holder of the debentures is engaged in a trade or business in the United States, and if interest or gain on the debentures is effectively connected with the conduct of that trade or business (and where a tax treaty applies, is attributable to a United States permanent establishment), the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the debentures in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, a Non-United States Holder described in the previous sentence will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if that Non-United States Holder is a foreign corporation, that Non-United States Holder may be subject to a branch profits tax equal to 30% (or that lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding Tax and Information Reporting

  Payments of principal, premium, if any, and interest (including original issue discount and a payment in common stock pursuant to a conversion or repurchase of the debentures) on, and the proceeds of disposition or retirement of, the debentures may be subject to information reporting and United States federal backup withholding tax if the United States Holder of debentures fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against that United States Holder's United States federal income tax liability, provided that the required information is provided to the IRS.

  A Non-United States Holder may also be subject to United States federal backup withholding tax on these payments unless the Non-United States Holder establishes that it is not a United States person. The certification procedures required to claim the exemption from withholding tax on certain payments on the debentures described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to the Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS.

Tax Event

  The modification of the terms of the debentures by us upon a Tax Event as described in "Description of Debentures--Tax Event" may alter the timing of the income recognition by the holders with respect to the semi-annual payments of interest due after the option exercise date.

                                  UNDERWRITING

  Under the terms and subject to the conditions contained in an underwriting agreement dated October 24, 2001, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts at maturity of the debentures:

                                                                   Principal
                                                                    Amount
   Underwriter                                                    at Maturity
   -----------                                                   -------------
   Credit Suisse First Boston Corporation.......................  $275,625,000
   J.P. Morgan Securities Inc...................................    61,250,000
   Salomon Smith Barney Inc.....................................    61,250,000
   Goldman, Sachs & Co..........................................     7,350,000
   Morgan Stanley & Co. Incorporated............................     7,350,000
   BNY Capital Markets, Inc.....................................    11,025,000
   Mizuho International plc.....................................    14,700,000
   PNC Capital Markets, Inc.....................................    11,025,000
   Scotia Capital (USA) Inc.....................................    14,700,000
   Tokyo-Mitsubishi International plc...........................    14,700,000
   First Union Securities, Inc..................................    11,025,000
                                                                 -------------
       Total ...................................................  $490,000,000
                                                                 =============

  First Union Securities, Inc., one of the underwriters, is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus, however, do not include Wachovia Securities, Inc., member NASD/SIPC and a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a selling dealer in the distribution of the securities offered by this prospectus.

  The underwriting agreement provides that the underwriters are obligated to purchase all of the debentures if any are purchased, other than those debentures covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of debentures may be terminated.

  We have granted to the underwriters a 13-day option to purchase on a pro rata basis up to a maximum of $73,500,000 aggregate principal amount at maturity of additional debentures at the initial public offering price, less the underwriting discounts and commissions, plus accreted value. The option may be exercised only to cover any over-allotments in the sale of the debentures.

  The underwriters propose to offer the debentures initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 1.2% of the issue price per debenture. After the initial public offering the underwriters may change the public offering price and concession to dealers.

  The following table summarizes the compensation and estimated expenses we will pay.

                                     Per Debenture                     Total
                             ----------------------------- -----------------------------
                                Without          With         Without          With
                             Over-allotment Over-allotment Over-allotment Over-allotment
                             -------------- -------------- -------------- --------------
   Underwriting Discounts
    and Commissions paid by
    us.....................      $16.38         $16.38       $8,026,200     $9,230,130
   Expenses payable by us..      $ 0.56         $ 0.49       $  275,000     $  275,000

  The debentures are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the debentures. However, they are not obligated to do so and may discontinue making a secondary market for the debentures at any time without notice. No assurance can be given as to how liquid the trading market for the debentures will be.

  We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional shares of our common stock, or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose our intention to make any offer, sale, pledge or disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 90 days after the date of this prospectus supplement.

  These restrictions do not apply to the issuance of the debentures or to common stock issued upon conversion of the debentures, issuances of common stock upon the exercise of existing warrants or options, grants of employee stock options under existing plans, issuances of common stock pursuant to existing employee or director compensation, incentive or benefit plans or arrangements, issuances of common stock under the CSXDirectInvestSM plan, the filing of any shelf registration statement or a registration statement related to any existing stock option plan or compensation, incentive or benefit plan or arrangement, or the issuance of securities as consideration pursuant to an acquisition.

  We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

  Certain of the underwriters have performed investment banking or financial advisory services for us, for which they have received customary fees and commissions, and expect to provide these services to us in the future, for which they also expect to receive customary fees and commissions. J.P. Morgan Securities Inc. is an affiliate of the trustee.

  In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Over-allotment involves sales by the underwriters of an aggregate principal amount of debentures in excess of the aggregate principal amount of debentures the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the principal amount of the debentures over-allotted by the underwriters is not greater than the aggregate principal amount at maturity of the debentures that they may purchase in the over-allotment option. In a naked short position, the aggregate principal amount at maturity of the debentures involved is greater than the aggregate principal amount of the debentures in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing debentures in the open market.

  . Syndicate covering transactions involve purchases of the debentures in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of debentures to close out the short position, the underwriters will consider, among other things, the price of the debentures available for purchase in the open market as compared to the price at which they may purchase the debentures through the over-allotment option. If the underwriters sell more debentures than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying debentures in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in the offering.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the debentures originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the debentures or preventing or retarding a decline in the market price of the debentures. As a result the price of the debentures may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

  The prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

  The distribution of the debentures in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of debentures are made. Any resale of the debentures in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice before any resale of the debentures.

Representations of Purchasers

  By purchasing debentures in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

  . the purchaser is entitled under applicable provincial securities laws to purchase the debentures without the benefit of a prospectus qualified under those securities laws,

  . where required by law, that the purchaser is purchasing as principal and not as agent, and

  . the purchaser has reviewed the text above under the caption "Resale
    Restrictions".

Rights of Action (Ontario Purchasers)

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the United States federal securities laws.

Enforcement of Legal Rights

  All of the issuer's directors and officers as well as the experts named in this prospectus may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or those persons. All or a substantial portion of the assets of the issuer and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or those persons in Canada or to enforce a judgement obtained in Canadian courts against the issuer or those persons outside of Canada.

Taxation and Eligibility for Investment

  Canadian purchasers of debentures should consult their own legal and tax advisors with respect to the tax consequences of an investment in the debentures in their particular circumstances and about the eligibility of the debentures for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

  Certain legal matters in connection with the offering of the debentures will be passed upon for CSX by McGuireWoods LLP, Richmond, Virginia, and for the underwriters by Shearman & Sterling, New York, New York. Robert L. Burrus, Jr., a partner of McGuireWoods LLP, is a director of CSX. As of October 11, 2001, lawyers of McGuireWoods LLP owned approximately 20,000 shares of CSX common stock.

PROSPECTUS

$1,000,000,000

[LOGO OF CSX CORPORATION APPEARS HERE]

One James Center
901 East Cary Street
Richmond, Virginia 23219
(804) 782-1400

DEBT SECURITIES, TRUST PREFERRED SECURITIES (AND RELATED GUARANTEE AND AGREEMENT AS TO EXPENSES AND LIABILITIES), COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES AND SECURITIES WARRANTS

                               ----------------

  We may sell from time to time, in one or more offerings:

    .  debt securities

    . trust preferred securities, related guarantee and agreement as to expenses and liabilities

    .  common stock

    .  preferred stock

    .  depositary shares

    .  warrants for debt securities, common stock or preferred stock

                               ----------------

  The total offering price of these securities, in the aggregate, will not exceed $1,000,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 17, 2001.

                               TABLE OF CONTENTS

About This Prospectus.....................................................   2

Where You Can Find More Information.......................................   3

CSX Corporation...........................................................   4

CSX Capital Trust I.......................................................   5

Forward-Looking Statements................................................   6

Ratio of Earnings to Fixed Charges........................................   6

Use of Proceeds...........................................................   7

Description of Debt Securities............................................   8

Additional Terms of Subordinated Debt Securities..........................  21

Description of Trust Preferred Securities.................................  23

Description of the Guarantee..............................................  32

Relationship Among the Trust Preferred Securities, the Guarantee and the
 Subordinated Debt Securities Held by the Trust...........................  35

Accounting Treatment......................................................  36

Description of Capital Stock..............................................  36

Description of Depositary Shares..........................................  41

Description of Securities Warrants........................................  42

Plan of Distribution......................................................  43

Legal Opinions............................................................  44

Experts...................................................................  44

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a shelf registration statement that CSX Corporation filed with the Securities and Exchange Commission. Under the shelf registration statement, CSX may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities CSX may offer, you should review the full text of those documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

  This prospectus provides you with a general description of the securities CSX may offer. Each time CSX sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

  CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows CSX to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until CSX sells all of the securities.

  .  Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

  . Quarterly Report on Form 10-Q and Form 10-Q/A for the fiscal quarter ended March 30, 2001;

  . Current Reports on Form 8-K filed with the SEC on January 31, 2001, March 12, 2001 and May 4, 2001; and

  . The description of CSX common stock contained in our Registration Statement on Form 8-B (File No. 1-8022) filed with the SEC on September 25, 1980; and the description of the Rights (described below) contained in our Registration Statement on Form 8-A (File No.1-8022) filed with the SEC on May 29, 1998 and Form 8-A/A (File No. 1-8022) filed with the SEC on June 28, 2000.

  You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Alan A. Rudnick, Vice President-- General Counsel and Corporate Secretary, CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number (804) 782-1400.

  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. CSX has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CSX will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information CSX previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                CSX CORPORATION

  CSX, incorporated in Virginia in 1978 and headquartered in Richmond, Virginia, operates the largest rail network in the eastern United States and also provides intermodal, domestic container shipping and international terminal services. CSX's goal, advanced at each of our business units, is to provide efficient, competitive transportation and related services for our customers and to deliver superior value to our shareholders. Unless the context indicates otherwise, references in this prospectus to CSX are to CSX Corporation and our consolidated subsidiaries.

CSX Transportation Inc. ("CSXT")

  CSXT is the largest rail network in the eastern United States, providing rail freight transportation over a network of more than 23,400 route miles in 23 states, the District of Columbia and two Canadian provinces. Headquartered in Jacksonville, Florida, CSXT accounted for 74% of CSX's operating revenue and 76% of operating income in 2000.

CSX Intermodal Inc. ("CSXI")

  CSXI is the nation's only transcontinental intermodal transportation service provider, operating a network of dedicated intermodal facilities across North America. The CSXI network runs approximately 500 dedicated trains between our 48 terminals every week. CSXI accounted for 14% of CSX's operating revenue and 12% of operating income in 2000. CSXI's headquarters are located in Jacksonville, Florida.

CSX Lines LLC

  CSX Lines was formed in 1999 to operate the domestic liner business of Sea-Land Service, Inc. ("Sea-Land"), consisting of a fleet of 16 vessels and 27,000 containers serving the trade between ports on the United States mainland and Alaska, Guam, Hawaii and Puerto Rico. The domestic container-shipping business was retained by CSX when Sea-Land's international container-shipping operations were sold to A.P. Moller-Maersk Line ("Maersk") in December 1999. CSX Lines accounted for 8% of CSX's operating revenue and broke even on operating income in 2000. CSX Lines is headquartered in Charlotte, North Carolina.

CSX World Terminals LLC

  CSX World Terminals, formed in 1999, operates container-freight terminal facilities at 12 locations in Hong Kong, China, Australia, Europe and the Dominican Republic. These operations also were retained by CSX when Sea-Land's international liner business was sold to Maersk. CSX World Terminals accounted for 4% of CSX's operating revenue and 9% of operating income in 2000. CSX World Terminals is headquartered in Charlotte, North Carolina.

Non-Transportation

  Our non-transportation holdings include: the AAA Five-Diamond hotel, The Greenbrier, in White Sulphur Springs, West Virginia; CSX Real Property Inc., which is responsible for sales, leasing and development of CSX-owned properties; and a majority interest in Yukon Pacific Corporation, which is promoting construction of the Trans-Alaska Gas System to transport Alaska's North Slope natural gas to Valdez for export to Asian markets.

                              CSX CAPITAL TRUST I

  CSX Capital Trust I (the "Trust") is a statutory business trust newly formed under Delaware law by us, as sponsor for the Trust, and Chase Manhattan Bank USA, National Association, who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The Trust exists for the exclusive purposes of:

  . issuing two classes of trust securities, trust preferred securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

  . investing the gross proceeds of the trust securities in our subordinated debt securities;

  .  making distributions; and

  . engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

  Subordinated debt securities of CSX will be the sole assets of the Trust, and our payments under those subordinated debt securities and the agreement as to expenses and liabilities will be the sole revenue of the Trust. No separate financial statements of the Trust are included in this prospectus. CSX considers that those financial statements would not be material to holders of the trust preferred securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the SEC.

  The principal place of business of the Trust will be c/o CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number
(804) 782-1400.

                           FORWARD-LOOKING STATEMENTS

  This prospectus, including documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Estimates, forecasts and other forward-looking statements included, or incorporated by reference, in this prospectus are based on many assumptions about complex economic and operating factors with respect to industry performance, general business and economic conditions and other matters that cannot be predicted accurately and that are subject to contingencies over which CSX has no control. Forward-looking statements are subject to uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in those statements. The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements.

  Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

  . costs and operating difficulties related to the integration of the Conrail rail system may not be eliminated or resolved within the time frame currently anticipated and revenue and cost synergies expected from the integration of Conrail may not be fully realized or realized within the time frame anticipated;

  . general economic or business conditions, either nationally or internationally, an increase in fuel prices, a tightening of the labor market or changes in demands of organized labor resulting in higher wages, or increased benefits or other costs or disruption of operations may adversely affect our businesses;

  . legislative or regulatory changes, including possible enactment of initiatives to re-regulate the rail industry, may adversely affect our businesses;

  . possible additional consolidation of the rail industry in the near future may adversely affect our operations and business; and

  .  changes may occur in the securities and capital markets.

  You are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of CSX. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.

                       RATIO OF EARNINGS TO FIXED CHARGES

  CSX's consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

                          For the Three
                          Months Ended             For the Fiscal Years Ended
                        ----------------- --------------------------------------------
                        Mar. 30, Mar. 31, Dec. 29, Dec. 31, Dec. 25, Dec. 26, Dec. 27,
                          2001     2000     2000     1999     1998     1997     1996
                        -------- -------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges
 (a)(b)(c)(d)..........   1.2x     1.1x     1.4x     1.1x     1.7x     2.5x     3.9x

--------
(a) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount, the interest portion of fixed rent expense, and undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

(b) The year ended December 27, 1996 was prior to the acquisition of CSX's interests in Conrail Inc. and therefore does not include the increased interest expense incurred by CSX subsequent to that transaction.
(c) All periods' calculations have been restated to exclude from earnings the activities of CSX's contract logistics segment which was sold in September 2000.
(d) Pretax earnings for certain periods include the effects of various non-recurring gains and charges. These items are summarized as follows:
  (1) A pretax loss of $360 million related to an impairment charge related to the sale of assets comprised of the international liner business of Sea-Land and certain container terminal facilities is included in the year ended December 31, 1999.
  (2) A pretax gain of $27 million from the sale of CSX's investment in Grand Teton Lodge Company, a wholly-owned subsidiary located in Jackson Hole, Wyoming is included in the year ended December 31, 1999.
  (3) A pretax gain of $154 million primarily from the conveyance of CSX's barge subsidiary to a joint venture is included for the year ended December 25, 1998.
  (4) A restructuring credit of $30 million to reverse a charge taken in 1995 related to a restructuring plan is included for the year ended December 25, 1998.

  Excluding these items, the ratio of earnings to fixed charges for each of the periods indicated below would have been:

    Fiscal year ended December 31, 1999       1.5x
    Fiscal year ended December 25, 1998       1.4x

                                USE OF PROCEEDS

  CSX will use the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at our major transportation units, and redemptions and repurchases of certain outstanding securities. CSX has not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend upon the funding requirements of CSX and the availability and cost of other funds at the time of the sale. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering if no allocation has been made, will be described in the applicable prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

  CSX may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be either senior unsecured obligations or subordinated unsecured obligations of CSX. Senior debt securities will be issued under a senior indenture dated as of August 1, 1990 between CSX and The Chase Manhattan Bank, as trustee, as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998, as further supplemented and amended from time to time. Subordinated debt securities will be issued under a subordinated indenture to be entered into between CSX and The Chase Manhattan Bank, as trustee, as further supplemented and amended from time to time. Copies of the senior indenture and a form of the subordinated indenture have been incorporated by reference in, or filed as exhibits to, the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures". The trustee under the senior indenture and the trustee under the subordinated indenture are sometimes referred to collectively as the "trustees".

  The summary of certain provisions of the indentures and the debt securities set forth below and the summary of certain terms of a particular series of debt securities set forth in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the indentures, which provisions of the indentures (including defined terms) are incorporated in this description of debt securities by reference.

  The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. Neither indenture limits the aggregate principal amount of debt securities that may be issued under it and provides that debt securities of any series may be issued under that indenture up to an aggregate principal amount that may be authorized from time to time by CSX. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

  Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

  The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

  .  the title of the debt securities;

  .  any limit on the aggregate principal amount of the debt securities;

  . whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

  . the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

  .  the date or dates on which the debt securities will mature;

  . the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

  . the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

  . the person to whom any interest on any registered debt securities of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the applicable coupons, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the relevant indenture and the extent to which, or the manner in which, any interest payable on a permanent global debt security on an interest payment date will be paid;

  . each office or agency where, subject to the terms of the indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture as described below under "Form, Exchange, Registration and Transfer," the debt securities may be presented for registration of transfer or exchange;

  . the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

  . the obligation, if any, of CSX to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

  . the denominations in which any registered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

  . the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSX or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

  . whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index and the manner in which those amounts will be determined;

  . the portion of the principal amount of the debt securities which shall be payable upon acceleration if other than the full principal amount;

  . any limitation on the application of the terms of the indenture described below under "Discharge, Defeasance and Covenant Defeasance";

  . the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

  . whether the debt securities will be senior debt securities or subordinated debt securities; and

  . any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

  The prospectus supplement will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the debt securities of that series and whether CSX has the option to redeem the affected debt securities rather than pay those additional amounts.

  As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of the debt securities.

  If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to those debt securities and that currency will be specified in the related prospectus supplement.

  Debt securities of a series may also be issued under the indenture upon the exercise of debt warrants issued by CSX. See "Description of Debt Warrants."

  The indentures do not contain any provisions that may afford the holders of debt securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Form, Exchange, Registration and Transfer

  Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that CSX may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer debt securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, bearer debt securities will have interest coupons attached. The indentures also will provide that debt securities of a series may be issuable in temporary or permanent global form. See "Global Debt Securities."

  At the option of the holder, subject to the terms of the relevant indenture, registered debt securities of any series will be exchangeable for other registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered debt securities and bearer debt securities, at the option of the holder, subject to the terms of the relevant indenture, bearer debt securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of that series will be exchangeable for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities surrendered in exchange for registered debt securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to that date for payment of interest and interest will not be payable in respect of the registered debt security issued in exchange for that bearer debt security, but will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Registered debt securities, including registered debt securities received in exchange for bearer debt securities, may not be exchanged for bearer debt securities. Each bearer debt security and coupon will bear a legend to the following effect:

  "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Debt securities may be presented for exchange as provided above, and registered debt securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by CSX for that purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant indenture. The transfer or exchange will be effected upon the records of the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. CSX has appointed the trustee as security registrar. If a prospectus supplement refers to any transfer agent (in addition to the security registrar) initially designated by CSX with respect to any series of debt securities, CSX may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States and its possessions. CSX may at any time designate additional transfer agents with respect to any series of debt securities.

  In the event of any partial redemption, CSX will not be required to

  . issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which that debt security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of the series to be redeemed;

  . register the transfer of or exchange any registered debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  . exchange any bearer debt security so selected for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

  Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States and its possessions that CSX may designate from time to time or, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a bearer debt security on any interest payment date will be made only against surrender to the paying agent of the coupon relating to that interest payment date. No payment with respect to any bearer debt security will be made at any office or agency of CSX in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. However, payments of principal of and any premium and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

  Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on registered debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents that CSX may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to that payment as that address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a registered debt security on any interest payment date will be made to the person in whose name that registered debt security (or predecessor debt security) is registered at the close of business on the regular record date for that interest.

  Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as a paying agent for CSX for payments with respect to debt securities of each series which are issuable solely as registered debt securities and as a paying agent for payments with respect to debt securities of each series (subject to the limitations described above in the case of bearer debt securities) which are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and its possessions and any other paying agents in the United States or its possessions initially designated by CSX for the debt securities of each series will be named in the applicable prospectus supplement. CSX may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain

  . a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances described above, but not otherwise), and

  . a paying agent in a place of payment located outside the United States and its possessions where debt securities of that series and any related coupons may be presented and surrendered for payment;

provided, however, that if the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and that stock exchange requires CSX to do so, CSX will maintain a paying agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, for the debt securities of that series.

  All moneys paid by CSX to a paying agent for the payment of the principal of and any premium or interest on any debt security of any series which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to CSX and the holder of that debt security or any related coupon will after that time look only to CSX for payment of that principal, premium or interest.

Ranking of Debt Securities; Holding Company Structure

  The senior debt securities will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX. The subordinated debt securities will be unsecured obligations of CSX and will be subordinated in right of payment to all existing and future senior indebtedness (as defined below) of CSX. See "Additional Terms of Subordinated Debt Securities--Subordination."

  The debt securities are obligations exclusively of CSX. CSX is a holding company, substantially all of whose consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debt securities, are largely dependent upon the earnings of those subsidiaries.

  Because CSX is a holding company, the debt securities will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of CSX's subsidiaries. Therefore, CSX's rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of that subsidiary's creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments to which CSX and our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

  The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global debt security may not be transferred except as a whole by the depositary for that global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

  The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer debt securities will be described in the prospectus supplement relating to that series.

Redemption and Repurchase

  The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

  The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Certain Covenants and Agreements of CSX

  The indentures do not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The indentures do not contain provisions that would give holders of the debt securities the right to require CSX to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring.

 Covenant in the Senior Indenture--Limitation on Liens on Stock of Our Principal Subsidiaries.

  The following covenant will be applicable to senior debt securities but not to subordinated debt securities. The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines "obligation" as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; "principal subsidiary" as CSXT and SL Service, Inc.; and "subsidiary" as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The indentures do not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

 Provision in Both Indentures--Consolidation, Merger and Sale of Assets.

  The following provision will be applicable to both senior debt securities and subordinated debt securities. Each indenture provides that CSX may, without the consent of the holders of any of the outstanding debt securities of a series, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that

  . the successor corporation assumes, by a supplemental indenture, CSX's obligations on the debt securities of each series and under the indenture,

  . after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing, and

  . CSX delivers to the relevant trustee an officer's certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the indenture and that all conditions precedent in the indenture relating to the transaction have been complied with.

Events of Default

  An "event of default" with respect to the debt securities of any series is defined in the relevant indenture as being a:

  . failure to pay principal of or any premium on any of the debt securities of that series when due;

  . failure to pay any interest on any debt security of that series when due, continued for 30 days;

  . failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  . failure to perform any other covenant of CSX in the relevant indenture (other than a covenant included in that indenture solely for the benefit of series of debt securities other than that series) continued for 90 days after written notice as provided in the indenture;

  .  certain events of bankruptcy, insolvency or reorganization of CSX; or

  . any other event of default provided with respect to debt securities of that series.

  No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

  Subject to the provisions of the Trust Indenture Act requiring each trustee, during an event of default under the relevant indenture, to act with the requisite standard of care, and to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default occurs and is continuing, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series or any related coupons unless those holders offer to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the relevant trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of that series.

  If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all events of default have been cured or waived.

  No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant indenture or for any remedy under the indenture, unless that holder has previously given to the relevant trustee written notice of a continuing event of default with respect to debt securities of that series, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the relevant trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, that debt security on or after the respective due dates expressed in that debt security.

  CSX is required to furnish to the relevant trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant indenture and as to the absence of default.

Meetings, Modification and Waiver

  Each indenture contains provisions permitting CSX and the relevant trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of that indenture or of those debt securities or the rights of the holders of those debt securities under that indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any debt security, or change any obligation of CSX to pay additional amounts (except as contemplated and permitted by the indenture), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that security or change the coin or currency in which any debt security or any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date),

  . reduce the percentage in principal amount of the debt securities, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of the debt securities,

  . change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the indenture,

  . solely in the case of the subordinated indenture, modify any of the provisions of the subordinated indenture relating to subordination of the subordinated debt securities or the definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities, or

  . modify any of the above provisions (except as permitted by the indenture).

  Each indenture also contains provisions permitting CSX and the relevant trustee, without the consent of the holders of the debt securities issued under the indenture, to modify or amend the indenture in order, among other things:

  . to add any additional events of default or add to the covenants of CSX for the benefit of the holders of all or any series of debt securities issued under the indenture;

  .  to establish the form or terms of debt securities of any series;

  . to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of any debt securities issued under the indenture in any material respect; or

  . to change or eliminate any of the provisions of the indenture, provided that the change or elimination will become effective only when there is no debt security outstanding of any series issued under the indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision.

  The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by CSX with certain restrictive provisions of the indenture, including the covenant described above under "--Certain Covenants and Agreements of CSX--Covenant in the Senior Indenture--Limitation on Liens on Stock of Our Principal Subsidiaries." The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series and any related coupons, waive any past default under the indenture with respect to debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any debt security of that series or (b) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

  Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of debt securities for quorum purposes,

  (1) the principal amount of an original issue discount debt security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon acceleration of the maturity thereof,

  (2) the principal amount of a debt security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the principal amount of that debt security or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the amount determined as provided in (1) above and

  (3) any debt security owned by CSX or any other obligor on that debt security or any affiliate of CSX or other obligor will be deemed not to be outstanding.

  Each indenture contains provisions for convening meetings of the holders of debt securities of any or all series. A meeting may be called at any time by the relevant trustee, and also, upon request, by CSX or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in each case upon notice given in accordance with "Notices" below and the provisions of the relevant indenture. Except for any consent which must be given by the holder of each outstanding debt security that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent which must be given by the holder of each outstanding debt security that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of that series.

  Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notices

  Except as otherwise provided in the indenture, notices to holders of bearer debt securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in any other city or cities as may be specified in those debt securities. Notices to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

  Title to any bearer debt securities (including bearer debt securities in temporary global form and in permanent global form) and any related coupons will pass by delivery. CSX, the trustee and any agent of CSX or the trustee may treat the bearer of any bearer debt security and the bearer of any coupon and the registered owner of any registered debt security as the absolute owner (whether or not that debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

  Any mutilated debt security or a debt security with a mutilated coupon will be replaced by CSX at the expense of the holder upon surrender of that debt security to the relevant trustee. Debt securities or coupons that become destroyed, lost or stolen will be replaced by CSX at the expense of the holder upon delivery to the relevant trustee of evidence of the destruction, loss or theft satisfactory to CSX and the relevant trustee; in the case of any coupon which becomes destroyed, lost or stolen, that coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and CSX may be required at the expense of the holder of that debt security or coupon before a replacement debt security will be issued.

Discharge, Defeasance and Covenant Defeasance

  Upon the direction of CSX, either indenture will generally cease to be of further effect with respect to any series of debt securities issued under that indenture specified by CSX (subject to the survival of certain provisions of that indenture) when

  . CSX has delivered to the relevant trustee for cancellation all debt securities issued under that indenture or

  . all debt securities issued under that indenture not previously delivered to the relevant trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CSX has deposited with the relevant trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all debt securities issued under that indenture

(and if, in either case, CSX has paid or caused to be paid all other sums payable under the relevant indenture with respect to the debt securities of that series by CSX and CSX has delivered an officer's certificate and an opinion of counsel each stating that the requisite conditions have been complied with).

  In addition, unless otherwise provided in an applicable prospectus supplement, CSX may elect with respect to any series of debt securities either

  (1) to defease and be discharged from any and all obligations with respect to those debt securities (except as otherwise provided in the relevant indenture) ("defeasance") or

  (2) to be released from our obligations with respect to those debt securities described above under "--Certain Covenants and Agreements of CSX--Covenant in the Senior Indenture--Limitation on Liens on Stock of Our Principal Subsidiaries" (which covenant appears only in the senior indenture) and certain other restrictive covenants in the relevant indenture and, if indicated in the applicable prospectus supplement, our obligations with respect to any other covenant applicable to the debt securities of that series ("covenant defeasance").

  If we exercise our defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the covenants noted under clause (2) of the immediately preceding paragraph. We may exercise our defeasance option with respect to those debt securities even though we may have previously exercised our covenant defeasance option.

  If CSX effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenant described above under "--Certain Covenants and Agreements of CSX-- Covenant in the Senior Indenture--Limitation on Liens on Stock of Our Principal Subsidiaries" (which covenant appears only in the senior indenture and which would no longer be applicable to those debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on those debt securities at the time of any acceleration resulting from the event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

  We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if

  (1) CSX irrevocably deposits in trust with the trustee cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be, and we deliver to the relevant trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all those debt securities to maturity or redemption, as the case may be,

  (2) no event of default with respect to the debt securities of that series has occurred and is continuing

      .  on the date of the deposit or

      . with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

  (3) the defeasance or covenant defeasance does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended,

  (4) the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the relevant indenture or any other agreement or instrument to which we are a party or by which we are bound,

  (5) CSX delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and

  (6) CSX delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities as contemplated by the indenture have been complied with.

  The opinion of counsel, with respect to defeasance, referred to in clause (5) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant indenture.

  The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities.

  The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

  The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

  The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

  CSX and certain of our subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Chase Manhattan Bank, the senior trustee and the subordinated trustee. The Chase Manhattan Bank acts as trustee under the senior indenture and another indenture pursuant to which we issued our Series A Medium-Term Notes, Series B Medium-Term Notes, Series C Medium Term Notes, 7.00% Notes due 2002, 7.05% Debentures due 2002, 7.25% Debentures due 2004, 9.00% Debentures due 2006, 7.45% Debentures due 2007, 6.25% Notes due 2008, 6.75% Notes due 2011, 7.90%
Debentures due 2017, 8.625% Debentures due 2022, 8.10% Debentures due 2022, 7.95% Debentures due 2027, 6.95% Debentures due 2027, 7.25% Debentures due 2027 and 8.30% Debentures due 2032.

                ADDITIONAL TERMS OF SUBORDINATED DEBT SECURITIES

Additional Covenants Applicable to Subordinated Debt Securities

  Under the subordinated indenture, or under one or more supplemental indentures to the subordinated indenture, we will:

  . maintain 100% ownership of the common securities of any trust to which subordinated debt securities have been issued while those subordinated debt securities remain outstanding; and

  . pay to any trust to which subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than that trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Option to Extend Interest Payment Period

  If so indicated in the prospectus supplement, we can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the applicable subordinated debt securities. At the end of the extension period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the applicable subordinated debt securities, to the extent permitted by applicable law.

  During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the subordinated debt securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

  .  dividends paid in common stock;

  . dividends in connection with the implementation of a shareholder rights plan;

  . payments to a trust holding securities of the same series under a guarantee; or

  . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

  The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any distribution of our assets upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

  . all senior indebtedness shall first be paid in full, or that payment shall be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities is made, and

  . if any payment or distribution of our assets is received by the subordinated trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all senior indebtedness has been paid in full or that payment provided for, after giving effect to any concurrent payment or distribution to the holders of senior indebtedness.

  Subject to the payment in full of all senior indebtedness upon any distribution of our assets, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

  By reason of subordination of the subordinated debt securities, if there is any distribution of our assets upon dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

  . holders of senior indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of that distribution to the holders of senior indebtedness until all senior indebtedness is paid in full, and

  . creditors of CSX who are neither holders of subordinated debt securities nor holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities. The subordinated indenture provides that the subordination provisions in the subordinated indenture will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the subordinated indenture (see "--Discharge, Defeasance and Covenant Defeasance" above).

  The subordinated indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the subordinated debt securities will be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on senior indebtedness has been made or duly provided for.

  Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

  (1) any liability of CSX

      . for borrowed money or under any reimbursement obligation relating to a letter of credit, or

      .  evidenced by a bond, note, debenture or similar instrument, or

      . for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or

      . for the payment of money relating to a capitalized lease obligation, or

      .  for the payment of money under any swap agreement;

  (2) any liability of others described in the preceding clause (1) that CSX has guaranteed or that is otherwise our legal liability; and

  (3) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above,

unless, in the instrument creating or evidencing any liability referred to in clause (1) or (2) above or any deferral, renewal, extension or refunding referred to in clause (3) above or pursuant to which the same is outstanding, it is expressly provided that the liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of CSX or is not senior or prior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment; and provided that the subordinated debt securities shall not constitute senior indebtedness. Swap agreements are defined as any financial agreement designed to manage our exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

  Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

  If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

  The following is a summary of the principal terms of the trust preferred securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the trust preferred securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

  The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, CSX will be entitled to appoint, remove, or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

  .  two employees, officers or affiliates of CSX as administrative trustees;

  . a financial institution unaffiliated with CSX that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement; and

  . one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement.

  The amended trust agreement will authorize the administrative trustees to issue, on behalf of the Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. CSX will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the trust preferred securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the trust preferred securities. CSX will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust.

  The proceeds from the sale of the trust preferred securities will be used by the Trust to purchase our subordinated debt securities. These subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. CSX will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See "Description of the Guarantee."

  The assets of the Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the subordinated debt securities held by the Trust. If we fail to make a payment on the subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

  The guarantee, when taken together with our obligations under the subordinated debt securities, the subordinated indenture and the amended trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the Trust.

  The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the trust preferred securities will mirror the terms of the subordinated debt securities held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the subordinated debt securities. Holders of trust preferred securities have no preemptive or similar rights.

Provisions of a Particular Series

  The Trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

  .  the name of the trust preferred securities;

  .  the liquidation amount and number of trust preferred securities issued;

  . the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

  .  the date from which distributions will be cumulative;

  . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

  . the terms and conditions, if any, upon which the subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities;

  . any securities exchange on which the trust preferred securities will be listed;

  . whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

  The interest rate and interest and other payment dates of each series of subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.

Extensions

  CSX has the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. The administrative trustees will give the holders of the trust preferred securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See "Additional Terms of Subordinated Debt Securities--Option To Extend Interest Payment Period."

Distributions

  Distributions on the trust preferred securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account held by the property trustee. The Trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities. CSX has guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under "Description of the Guarantee."

  Distributions on the trust preferred securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book- entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

Mandatory Redemption of Trust Preferred Securities

  The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed prior to maturity. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under "Special Event Redemption."

  Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the applicable redemption price. Upon the redemption of the subordinated debt securities, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days' notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

  Both a Tax Event and an Investment Company Event constitute Special Events for purposes of the redemption provisions described in the preceding paragraph.

  A Tax Event means that the administrative trustees have received an opinion of independent tax counsel experienced in those matters to the effect that, as a result of any amendment to, change or announced proposed change in:

  . the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

  . any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that:

  . the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the subordinated debt securities,

  . interest payable to the Trust on the subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by CSX for U.S. federal income tax purposes, or

  . the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

  An Investment Company Event means that the administrative trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act.

Redemption Procedures

  The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

  If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if CSX has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, the property trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities is improperly withheld or refused and not paid either by the Trust or by CSX under the guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

  Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

  The terms on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

Distribution of the Subordinated Debt Securities

  CSX will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause subordinated debt securities to be distributed to the holders of the trust preferred securities in a total stated principal amount equal to the total stated liquidation amount of the trust preferred securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

Liquidation Distribution upon Dissolution

The amended trust agreement will state that the Trust will be dissolved:

  .  upon our bankruptcy;

  . upon the filing of a certificate of dissolution or its equivalent with respect to CSX;

  . upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred securities, voting together as a single class;

  . 90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

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

  . upon the distribution of the related subordinated debt securities directly to the holders of the trust securities;

  .  upon the redemption of all of the trust securities; or

  .  upon entry of a court order for the dissolution of CSX or the Trust.

  In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred securities will be entitled to receive:

  . cash equal to the total liquidation amount of each trust preferred security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, or

  . subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities.

  If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, subordinated debt securities will be distributed to the holders of the trust securities in liquidation of the Trust.

Trust Enforcement Events

  An event of default under the subordinated indenture relating to the subordinated debt securities will be an event of default under the amended trust agreement (a "Trust Enforcement Event"). See "Description of Debt Securities--Events of Default."

  In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

  . the distribution of the subordinated debt securities to holders of the trust securities of the Trust,

  .  the redemption of all of the trust securities of the Trust, and

  . mergers, consolidations or amalgamations permitted by the amended trust agreement of the Trust.

  Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated indenture. In the event that any Trust Enforcement Event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities.

  CSX and the administrative trustees must file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement.

  Upon the occurrence of a Trust Enforcement Event the property trustee, as the sole holder of the subordinated debt securities, will have the right under the subordinated indenture to declare the principal of, interest and premium, if any, on the subordinated debt securities to be immediately due and payable.

  If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See "Relationship Among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust."

Removal and Replacement of Trustees

  Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the subordinated debt securities has occurred or is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement.

Mergers, Consolidations or Amalgamations of the Trust

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a "Merger Event"), except as described below. The Trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

  .  the successor entity either

     . assumes all of the obligations of the Trust relating to its trust securities, or

     . substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

  . CSX acknowledges a trustee of the successor entity, who has the same powers and duties as the property trustee of the Trust, as the holder of the subordinated debt securities;

  . the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

  . the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

  . the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

  .  the successor entity has a purpose identical to that of the Trust;

  . prior to the Merger Event, CSX has received an opinion of counsel from a nationally recognized law firm stating that

     . the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, and

     . following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  . CSX guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee.

  In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

  The holders of trust preferred securities have no voting rights except as discussed under "Mergers, Consolidations or Amalgamations of the Trust" and "Description of the Guarantee--Amendments", and as otherwise required by law and the amended trust agreement.

  The amended trust agreement may be amended if approved by a majority of the administrative trustees of the Trust. However, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

  . any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise, or

  . the dissolution, winding up or termination of the Trust other than under the terms of its amended trust agreement,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

  No amendment may be made to an amended trust agreement if that amendment would:

  . cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

  .  reduce or otherwise adversely affect the powers of the property trustee;
     or

  . cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act.

  The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

  . direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

  . direct the exercise of any power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the subordinated debt securities, to:

     . exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities,

     . waive any event of default under the subordinated indenture that is waivable, or

     . cancel an acceleration of the principal of the subordinated debt securities.

  In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

  As described in the form of amended trust agreement, holders of trust preferred securities may vote on a change at a meeting or by written consent.

  If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by CSX or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

  . we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

  . any trust preferred securities owned by CSX or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

  The Chase Manhattan Bank will be the property trustee. The Chase Manhattan Bank will also be the guarantee trustee, the subordinated indenture trustee and the senior indenture trustee. CSX and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of CSX are outstanding. See "Description of Debt Securities--Concerning the Trustees."

  For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Delaware Trustee

  Chase Manhattan Bank USA, National Association, will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. It is an affiliate of The Chase Manhattan Bank which will serve as property trustee and in the other capacities described above under "Information Concerning the Property Trustee."

Information Concerning the Administrative Trustees

  The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

  . will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

  . will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

  . will cause the subordinated debt securities it holds to be treated as indebtedness of CSX for U.S. federal income tax purposes.

  CSX and the administrative trustees are authorized to take any action, so long as it is not inconsistent with applicable law or the certificate of trust or amended trust agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes.

                          DESCRIPTION OF THE GUARANTEE

  CSX will execute the guarantee from time to time for the benefit of the holders of the trust preferred securities.

  The Chase Manhattan Bank will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.

  The following description of the guarantee is only a summary. The form of guarantee is an exhibit to the registration statement.

General

  CSX will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments that are defined below, to the extent specified in the guarantee, to the holders of the trust preferred securities, to the extent that the guarantee payments are not paid by or on behalf of the Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

  The following payments and distributions on the trust preferred securities of the Trust are guarantee payments:

  . any accrued and unpaid distributions required to be paid on the trust preferred securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

  . the redemption price for any trust preferred securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

  . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust securities of the Trust or the redemption of all the trust preferred securities of the Trust, the lesser of:

     . the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

     . the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities of the Trust in liquidation of the Trust.

  We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the Trust to make the payment to those holders.

  The guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

  If CSX does not make the required payments on the subordinated debt securities that the property trustee holds under the Trust, the Trust will not make the related payments on the trust preferred securities.

Subordination

  Our obligations under the guarantee will be unsecured obligations. Those obligations will rank:

  . subordinate and junior in right of payment to certain other liabilities of CSX, as described in the prospectus supplement;

  . equal in priority with subordinated debt securities and similar guarantees that CSX may issue or enter into in respect of the Trust or any similar financing vehicle sponsored by CSX; and

  .  senior to our preferred and common stock.

  CSX has no subordinated debt securities outstanding that will rank equal in priority with the guarantee. CSX has common stock outstanding that will rank junior to the guarantee.

  The guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

  The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the guarantee.

Amendments

  CSX may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least 50% of the outstanding trust preferred securities to which the guarantee relates.

Termination

  The guarantee will terminate and be of no further effect when:

  . the redemption price of the trust preferred securities to which the guarantee relates is fully paid;

  . CSX distributes the related subordinated debt securities to the holders of those trust preferred securities; or

  . the amounts payable upon liquidation of the related Trust are fully paid.

  The guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under the guarantee.

Material Covenants

  CSX will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the guarantee or under the subordinated indenture for the related subordinated debt securities or during an extension of the interest payment period for the related subordinated debt securities:

  . we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CSX's capital stock; and

  . we will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any CSX debt securities that rank equally with or junior to the subordinated debt securities issued to the Trust or make any guarantee payments with respect to any guarantee by CSX of the debt securities of any subsidiary of CSX if such guarantee ranks equally with or junior to the subordinated debt securities issued to the Trust.

  We may, however, make the following types of distributions:

  .  dividends or distributions paid in common stock;

  . dividends in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights pursuant to such a plan;

  . payments to a trust holding securities of the same series under a guarantee; and

  . purchases of common stock related to the issuance of common stock or rights under any of the CSX's benefit plans.

  Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the guarantee and the subordinated debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Events of Default

  An event of default will occur under the guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee. The holders of a majority of the trust preferred securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Concerning the Guarantee Trustee

  The Chase Manhattan Bank will be the guarantee trustee. It will also serve as the property trustee, the subordinated indenture trustee and the senior indenture trustee. We and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under another indenture pursuant to which securities of CSX are outstanding. See "Description of Debt Securities--Concerning the Trustees." The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Agreement as to Expenses and Liabilities

  CSX will enter into an agreement as to expenses and liabilities as required under the trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the trust common securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust common securities or the similar interests.

    RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE
                 SUBORDINATED DEBT SECURITIES HELD BY THE TRUST

  CSX will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, as described under "Description of the Guarantee." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities.

  As long as we make payments of interest and other payments when due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust, primarily because:

  . the total principal amount of the subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

  . the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  . we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

  . the amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

  If, and to the extent that, we do not make payments on the subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

                              ACCOUNTING TREATMENT

  The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The trust preferred securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the guarantee and the subordinated debt securities will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the trust preferred securities as an expense in our consolidated statement of income.

                          DESCRIPTION OF CAPITAL STOCK

  As of the date of this prospectus, the authorized capital stock of CSX is (i) 300,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series, of which 3,000,000 shares of Series B Preferred Stock were reserved for issuance under the Shareholders Rights Plan. As of March 30, 2001, 211,563,113 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding.

  The following summary of certain provisions of common stock, preferred stock, Series B Preferred Stock, the Amended and Restated Articles of Incorporation and the By-laws of CSX do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and the By-laws, copies of which have been incorporated by reference or filed as exhibits to the registration statement.

Common Stock

  CSX may issue shares of common stock, either separately, or together with, or upon the conversion of or in exchange for, other securities. If we offer common stock, the specific terms of the offering, including the number of shares offered and the initial public offering price, will be described in the applicable prospectus supplement.

  CSX common stock is listed on the New York Stock Exchange under the symbol "CSX." All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. If and when issued and except as otherwise provided by law, the holders of Series B Preferred Stock will be entitled to 100 votes per share (subject to adjustment in accordance with the Amended and Restated Articles of Incorporation) on all matters submitted to a vote of CSX shareholders, and the holders of Series B Preferred Stock and the holders of common stock and any other class of stock of CSX then having general voting rights will vote together as one class. See "--Preferred Stock" and "-- Series B Preferred Stock Reserved for Issuance" below. There is no cumulative voting in the election of directors, and no holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

  The transfer agent for CSX common stock is Harris Trust Company located in Chicago, Illinois.

Preferred Stock

  CSX may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

  The following description of preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. If we offer preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable):

  .  the title of the series;

  .  the number of shares offered,

  .  the initial public offering price;

  . the dividend rate or method of calculation of the dividend rate and the dividend payment dates or periods;

  . the date from which dividends will accrue and whether dividends will be cumulative;

  . any right to vote with holders of shares of any other series or class and any right to vote as a class;

  . the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

  . the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of CSX;

  .  any listing on any securities exchange;

  .  the procedures for any auction or remarketing, if any;

  . the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for other securities;

  .  whether interests will be represented by depositary shares; and

  .  any other specific terms of the offered preferred stock.

  The form of articles of amendment relating to a series of offered preferred stock will be filed as an exhibit to or incorporated by reference in the registration statement. The terms of the preferred stock offered under any prospectus supplement may differ from the general terms set forth in this prospectus.

  Preferred stock may be issued from time to time in one or more series. Subject to limitations prescribed by Virginia law and the Amended and Restated Articles of Incorporation, our Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

  .  the number of shares constituting that series,

  . the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any,

  . any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action,

  . the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares,

  .  the amount payable in the event of a liquidation, and

  . whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

  Preferred stock will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to Series B Preferred Stock, if issued, and common stock, and on a parity with shares of any other outstanding series of preferred stock. Therefore, the Rights (described below) and any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstance, preferred stock could also restrict dividend payments to our holders of common stock.

  The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Series B Preferred Stock Reserved for Issuance

  In connection with the issuance of the Rights (described under "--Shareholder Rights Plan" below), our Board of Directors designated 3,000,000 shares of preferred stock as Series B Preferred Stock. No shares of Series B Preferred Stock are outstanding as of the date of this prospectus, and shares of Series B Preferred Stock will be issued only in connection with the exercise of Rights.

  Subject to the rights of the holders of shares of any other series of preferred stock ranking prior and superior to Series B Preferred Stock with respect to dividends, and in preference to common stock or any other junior series of preferred stock or other stock, each share of Series B Preferred Stock is generally entitled to receive, when, as and if declared by our Board of Directors out of funds

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

legally available for that purpose, cumulative quarterly cash dividends equal to the greater of $1.00 per share or, subject to certain adjustments, 100 times the aggregate per share amount of all cash dividends and non-cash dividends paid on each share of CSX's common stock in the preceding quarter. Whenever quarterly dividends or other distributions payable to the holders of Series B Preferred Stock are in arrears, whether or not those dividends or other distributions have been declared, CSX cannot

  . declare or pay dividends or distributions to holders of common stock or any shares of stock junior to Series B Preferred Stock or

  . purchase or otherwise acquire shares of Series B Preferred Stock or any shares of stock junior to or on parity with Series B Preferred Stock.

  Except as otherwise provided by law, holders of shares of Series B Preferred Stock are entitled to 100 votes for each share held, and the shares of Series B Preferred Stock and the shares of common stock of CSX will vote together as one class. In the event CSX declares or pays any dividend to holders of common stock payable in common stock, or affects the number of outstanding shares of common stock by reclassification or otherwise, the number of votes per share of Series B Preferred Stock will be adjusted to equalize the relative voting strength of the Series B Preferred Stock vis-a-vis the common stock to the relative voting strength immediately prior to that event.

  Upon any involuntary or voluntary liquidation, dissolution or winding up of CSX, subject to the rights of any other capital stock prior in rank with respect to liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to be paid out of the assets of CSX legally available for that purpose the greater of $100 per share, plus accumulated and unpaid dividends, or an amount per share equal to 100 times the aggregate amount to be distributed per share to the holders of common stock (subject to certain adjustments). In that liquidation, dissolution or winding up, Series B Preferred Stock will be paid prior to any distributions to the holders of common stock or any other stock ranking junior to Series B Preferred Stock. Holders of stock ranking on a parity (either as to dividends or liquidation, dissolution or winding up) with Series B Preferred Stock, will share ratably in any distribution with holders of Series B Preferred Stock in proportion to the total amounts to which the holders of all those shares are entitled upon liquidation, dissolution or winding up of CSX.

  In the event that CSX enters into any consolidation, merger, combination or other transaction in which common stock is exchanged for or changed into other securities, cash or property, the holders of Series B Preferred Stock will be entitled to receive 100 times the per share consideration received in connection with that transaction by holders of common stock (subject to certain adjustments).

  Shares of Series B Preferred Stock which have been acquired by CSX in any manner whatsoever will not be reissued as Series B Preferred Stock, but will be retired and cancelled in the manner provided by Virginia law and will constitute authorized but unissued preferred stock undesignated as to series. Shares of Series B Preferred Stock are not redeemable.

Shareholder Rights Plan

  The following summary of certain provisions of CSX's Shareholder Rights Plan and the Rights Agreement, dated as of May 29, 1998 as amended by Amendment No. 1 dated as of June 27, 2000 (the "Rights Agreement"), between CSX and Harris Trust Company of New York does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, including the form of Rights certificate attached to the Rights Agreement, and the articles of amendment for Series B Preferred Stock, both of which are incorporated by reference as exhibits to the registration statement.

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

  The Rights Agreement contains provisions that could make it more difficult for a third party to gain control of CSX and that could have the effect of delaying or preventing a merger, tender offer or other takeover attempt of CSX. In May 1998, the Board of Directors of CSX declared a dividend of one preferred share purchase right (each, a "Right") for each share of common stock outstanding as of June 8, 1998. Each Right entitles its holder to purchase from CSX, until the earliest of June 8, 2008, or the redemption or exchange of the Rights, one one-hundredth ( 1/100th) of a share of Series B Preferred Stock at an exercise price of $180 per Right, subject to certain adjustments or, under certain circumstances, to obtain additional shares of common stock of CSX in exchange for each Right. The Rights will not be exercisable or transferable apart from common stock of CSX until the earlier of 10 days following the public announcement that a person or affiliated group has acquired or obtained the right to acquire 10% or more of the outstanding common stock of CSX; or 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the ownership by a person or group of 10% or more of the outstanding common stock of CSX. Our Board of Directors may redeem the Rights at a price of one cent per Right at any time prior to the acquisition by a person of 10% or more of the outstanding common stock of CSX.

Virginia Stock Corporation Act; Anti-takeover Effects

  The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

  For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was

  . a member on the date on which an Interested Shareholder became an Interested Shareholder, or

  . recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

  The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX's shares in the first step.

  None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX's Disinterested Directors.

  These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or by-laws providing that the Affiliated Transactions provisions shall not apply to the corporation. CSX has not "opted out" of the Affiliated Transactions provisions.

  Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. The Board of Directors of a Virginia corporation can opt out of this provision at any time before four days after receipt of a control share acquisition notice.

                        DESCRIPTION OF DEPOSITARY SHARES

  CSX may offer depositary shares (either separately or together with other securities) representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, CSX will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the issuance by CSX of the preferred stock related to the depositary shares, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption and liquidation rights).

  The form of deposit agreement, together with the form of related depositary receipt, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to or incorporated by reference in the registration statement.

  The applicable prospectus supplement will describe the terms of the depositary shares and the related deposit agreement for a particular issue of depositary shares, which terms may include the following if applicable to those depositary shares:

  . the terms of the series of preferred stock deposited by CSX under the related deposit agreement;

  . the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

  .  whether the depositary shares will be listed on any securities exchange;

  . whether the depositary shares will be sold with any other securities and, if so, the amount and terms of those securities; and

  . any other specific terms of the depositary shares and the related deposit agreement.

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

                       DESCRIPTION OF SECURITIES WARRANTS

  CSX may issue, either separately or together with other securities, securities warrants for the purchase of debt securities, preferred stock or common stock. Each securities warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those securities warrants. Securities warrants may be exercised at any time up to the date and time specified in the applicable prospectus supplement.

  Securities warrants will be issued under one or more warrant agreements to be entered into between CSX and a bank or trust company, as warrant agent. The material terms and provisions of the warrant agreement for a particular issue of securities warrants will be set forth in the applicable prospectus supplement. The form of securities warrant agreement, including the form of certificates representing the securities warrants, that will be entered into with respect to a particular offering of securities warrants will be filed as an exhibit to or incorporated by reference in the registration statement.

  The applicable prospectus supplement will describe the terms of the securities warrants for a particular issue of securities warrants, which terms may include the following if applicable to those securities warrants:

  .  the title and aggregate number of the securities warrants;

  . the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the debt securities may be purchased upon exercise of the securities warrants;

  . the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the preferred stock may be purchased upon exercise of the securities warrants;

  . the number of shares of common stock that may be purchased upon exercise of each securities warrant; the price, or the manner of determining the price, at which the shares may be purchased upon the exercise of the securities warrants;

  . if other than cash, the property and manner in which the exercise price of the securities warrants may be paid; and any minimum number of securities warrants that may be exercisable at any one time;

  . the time or times at which, or period or periods during which, the securities warrants may be exercised and the expiration date of the securities warrants;

  .  the terms of any right of CSX to redeem the securities warrants;

  . the terms of any right of CSX to accelerate the exercise of the securities warrants upon the occurrence of certain events;

  . whether the securities warrants will be sold with any other securities, and the date, if any, on and after which the securities warrants and the other securities will be separately transferable;

  . whether the securities warrants will be issued in registered or bearer form;

  . a discussion of certain material Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

  .  any other terms of the securities warrants.

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

                              PLAN OF DISTRIBUTION

  CSX may sell securities to one or more underwriters for public offering and sale by them or may sell securities to institutional investors directly or through agents who solicit or receive offers on our behalf or through dealers or through a combination of any these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the public offering or purchase price and the proceeds to CSX from that sale, the expenses of the offering, any discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the securities exchanges, if any, on which the securities will be listed.

  Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell securities in exchange for one or more of our outstanding issues of debt. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from CSX in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements which may be entered into with CSX, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

  If so indicated in the applicable prospectus supplement, CSX may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except

  . the purchase by that institution of the securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

  . if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by delayed delivery contracts.

  Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by CSX for public offering and sale may make a market in such offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

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

  Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

  Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for CSX in the ordinary course of business.

                                 LEGAL OPINIONS

  McGuireWoods LLP, Richmond, Virginia will issue an opinion concerning the validity of the offered securities for CSX. Robert L. Burrus, Jr., a partner of McGuireWoods LLP, is a director of CSX and owns 15,439 shares of common stock. Certain matters relating to the formation of the Trust and the issuance of the trust preferred securities under Delaware law and the trust agreements will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and CSX. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited CSX's consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2000 and our consolidated financial statements for the year ended December 31, 1999 as restated in our Current Report on Form 8-K filed with the SEC on January 31, 2001, as set forth in their respective reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

  The consolidated financial statements of Conrail Inc. as of December 31, 2000 and 1999 and for each of the two years in the period then ended, included in our Annual Report on Form 10-K for the year ended December 29, 2000, have been audited by Ernst & Young LLP and KPMG LLP, independent auditors, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement, and are included in reliance upon such report given on the authority of said firms as experts in accounting and auditing.

  The consolidated statements of income, of stockholders' equity and of cash flows of Conrail Inc. for the year ended December 31, 1998 incorporated in this prospectus by reference to the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 29, 2000, which includes such financial statements of Conrail Inc. in Exhibit 99, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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